                                                                  Execution Copy

================================================================================

                                  $225,000,000

                                CREDIT AGREEMENT

                          dated as of August 16, 2006,

                                      among

                           KENDLE INTERNATIONAL INC.,
                                  as Borrower,

                          THE GUARANTORS PARTY HERETO,
                                 as Guarantors,

                            THE LENDERS PARTY HERETO

                                       and

                               UBS SECURITIES LLC,
                   as Sole Lead Arranger and Sole Bookrunner,

                                       and

                            UBS AG, STAMFORD BRANCH,
           as Issuing Bank, Administrative Agent and Collateral Agent,

                                       and

                              UBS LOAN FINANCE LLC,
                              as Swingline Lender,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                              as Syndication Agent,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                      LASALLE BANK NATIONAL ASSOCIATION and
                               NATIONAL CITY BANK
                           as Co-Documentation Agents

                              Latham & Watkins LLP
                         633 W. Fifth Street, Suite 4000
                              Los Angeles, CA 90071

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                                   THE CREDITS

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.21    Acquisition Documents; Representations and Warranties

                                   ARTICLE IV
                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01    Conditions to Initial Credit Extension.......................72
SECTION 4.02    Conditions to All Credit Extensions..........................76

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION 5.07    Maintaining Records; Access to Properties and Inspections;

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION 6.11    Prepayments of Other Indebtedness; Modifications of

                                   ARTICLE VII
                                    GUARANTEE

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.01    Events of Default...........................................104
SECTION 8.02    Application of Proceeds.....................................107

                                   ARTICLE IX
                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.09        Governing Law; Jurisdiction; Consent to

ANNEXES
-------
Annex I              Applicable Margin
Annex II             Amortization Table

SCHEDULES
---------
Schedule 1.01(a)     Refinancing Indebtedness to Be Repaid
Schedule 1.01(b)     Restructuring
Schedule 1.01(c)     Subsidiary Guarantors
Schedule 3.03        Governmental Approvals; Compliance with Laws
Schedule 3.04(b)     Liabilities
Schedule 3.06(c)     Violations or Proceedings
Schedule 3.07(a)     Equity Interests Not Owned by Borrower or
                       a Wholly Owned Subsidiary
Schedule 3.07(c)     Organizational Chart
Schedule 3.08        Litigation; Compliance with Laws
Schedule 3.18        Environmental Matters
Schedule 3.19        Insurance
Schedule 3.21        Acquisition Documents
Schedule 6.01(b)     Existing Indebtedness
Schedule 6.02(c)     Existing Liens
Schedule 6.04(b)     Existing Investments
Schedule 6.04(f)     Foreign Intercompany Notes

EXHIBITS
--------
Exhibit A            Form of Administrative Questionnaire
Exhibit B            Form of Assignment and Assumption
Exhibit C            Form of Borrowing Request
Exhibit D            Form of Compliance Certificate
Exhibit E            Form of Interest Election Request
Exhibit F            Form of Joinder Agreement
Exhibit G            Form of LC Request
Exhibit H            Form of Lender Addendum
Exhibit I-1          Form of Term Note
Exhibit I-2          Form of Revolving Note
Exhibit I-3          Form of Swingline Note
Exhibit J-1          Form of Perfection Certificate
Exhibit J-2          Form of Perfection Certificate Supplement
Exhibit K            Form of Security Agreement
Exhibit L            Form of Opinion of Company Counsel
Exhibit M            Form of Solvency Certificate
Exhibit N            Form of Intercompany Note
Exhibit O            Form of Non-Bank Certificate
Exhibit P            Form of UK Debenture
Exhibit Q            Form of UK Share Charge

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "Agreement") dated as of August 16, 2006, among
KENDLE INTERNATIONAL INC., an Ohio corporation ("Borrower"), the Subsidiary
Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES
LLC, as sole lead arranger and sole bookrunner (in such capacities, "Arranger"),
UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline
Lender"), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, "Issuing
Bank"), as administrative agent (in such capacity, "Administrative Agent") for the Lenders and as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties, JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, "Syndication Agent"), and KEYBANK NATIONAL ASSOCIATION, LASALLE BANK
NATIONAL ASSOCIATION and NATIONAL CITY BANK, as co-documentation agents (in such capacities, each a "Co-Documentation Agent").

                                   WITNESSETH:

     WHEREAS, Borrower has entered into a stock purchase agreement, dated as of
May 9, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "Acquisition Agreement"), with Charles River Laboratories International, Inc., a Delaware corporation
("Seller"), to acquire (the "Acquisition") 100% of the outstanding shares of capital stock of Inveresk Research Inc., a Delaware corporation ("Inveresk"),
CRL Clinical Services s.r.o., a company organized under the laws of the Czech
Republic ("CRL SRO"), and Charles River Laboratories Clinical Services GmbH, a
German limited liability company (together with Inveresk, CRL SRO, and together with their respective subsidiaries, the "Acquired Business").

     WHEREAS, Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $200.0 million, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25.0 million, none of which may be drawn on the Closing Date.

     WHEREAS, Borrower has requested the Swingline Lender to make Swingline
Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $5.0 million.

     WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of
$5.0 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

     WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.12.

     NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of
Borrower on the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, is used when such
Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

     "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Acquired Business" shall have the meaning assigned to such term in the first recital hereto.

     "Acquisition" shall have the meaning assigned to such term in the first recital hereto.

     "Acquisition Agreement" shall have the meaning assigned to such term in the first recital hereto.

     "Acquisition Consideration" shall mean the purchase consideration for any
Permitted Acquisition and all other payments (other than any fees or expenses associated with such Permitted Acquisition, including in connection with any bona fine employment agreements, severance payments, roll-overs and other payments in connection with options and similar payments) by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any
Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits
(or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve or accrual, if any, required under GAAP at the time of such sale to be established in respect thereof by Borrower or any of its
Subsidiaries, and the value of any non-cash consideration shall be the fair market value of such consideration (including any assumed liability).

     "Acquisition Documents" shall mean the collective reference to the
Acquisition Agreement and the other documents listed on Schedule 3.21.

     "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such
Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such
Eurodollar Borrowing for such Interest Period.

     "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries,
Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term
"Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii)
any person that is an executive officer or director of the person specified.

     "Agents" shall mean the Administrative Agent and the Collateral Agent; and
"Agent" shall mean either of them.

     "Agreement" shall have the meaning assigned to such term in the preamble hereto.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a)
the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined
(which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate
Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.
Any change in the Alternate Base Rate due to a change in the Base Rate or the
Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

     "Anti-Terrorism Laws" shall have the meaning assigned to such term in
Section 3.22.

     "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict, regulate or control actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     "Applicable Fee" shall mean 0.50% per annum.

     "Applicable Margin" shall mean, for any day, with respect to any Revolving
Loan or Term Loan, as the case may be, the applicable percentage set forth in
Annex I under the appropriate caption.

     "Applicable Percentage" shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender's Loans and Commitments.

     "Approved Fund" shall mean any Fund that is administered or managed by (a)
a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" shall have the meaning assigned to such term in the preamble hereto.

     "Asset Sale" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash and cash equivalents, in each case, in the ordinary course of business, by Borrower or any of its
Subsidiaries and (b) any issuance or sale of any Equity Interests of any
Subsidiary of Borrower, in the case of either (a) or (b), to any person other than (i) Borrower, (ii) any Subsidiary Guarantor, (iii) other than for purposes of Section 6.06, in the case of any Loan Party, any other Subsidiary or (iv) in the case of any Subsidiary which is not a Subsidiary Guarantor, any other
Subsidiary.

     "Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative
Agent, in substantially the form of Exhibit B, or any other form approved by the
Administrative Agent.

     "Attributable Indebtedness" shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value
(discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money with respect to financing for the type of asset subject to and with an average life approximately equal to the term of such Sale and Leaseback as at the time of determination) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     "Authorization" shall have the meaning assigned to such term in Section
3.08(b)(ii).

     "Bailee Letter" shall have the meaning assigned thereto in the Security
Agreement.

     "Base Rate" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Board of Directors" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

     "Borrower" shall have the meaning assigned to such term in the preamble hereto.

     "Borrowing" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Request" shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City and, in the case of any day on which a payment is due from Borrower, Cincinnati, Ohio are authorized or required by law to close; provided, however, that when used in connection with (a) a Eurodollar
Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Assets" shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

     "Capital Expenditures" shall mean, for any period, without duplication, all expenditures made directly or indirectly by Borrower and its Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f) and (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions or any Sale and Leaseback Transaction
permitted by Section 6.03. For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in
Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) and securities issued, or directly, unconditionally and fully guaranteed or insured, by any government sponsored enterprise, including the Federal Home Loan Mortgage
Corporation, the Federal National Mortgage Association and the Federal Home Loan
Bank, rated at least AAA or the equivalent thereof by Standard and Poor's Rating
Service or Aaa or the equivalent thereof by Moody's Investor Services Inc., and, in each case, having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any
Lender or any commercial bank (i) having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United
States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) with maturities of not more than one year from the date of acquisition by such person or (ii) in the case of Cash Equivalents held by a Foreign
Subsidiary, organized or authorized to do business under the laws of any other jurisdiction in which such Foreign Subsidiary is organized or does business having capital and surplus (or the equivalent) aggregating in excess of the equivalent at $100.0 million; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a)
above entered into with any bank meeting the qualifications specified in clause
(b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e)
investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above or with a rating of at least AA (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization;
and (f) demand deposit accounts maintained in the ordinary course of business.

     "Cash Interest Expense" shall mean, for any period, Consolidated Interest
Expense for such period, less the sum of (a) interest on any debt paid "in kind"
or by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of "Consolidated
Interest Expense" and (c) gross interest income of Borrower and its Subsidiaries for such period.

     "Casualty Event" shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking
(including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof for any period in excess of 90 days by any Governmental Authority, civil or military, or any settlement in lieu thereof.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601 et seq. and all implementing regulations.

     A "Change in Control" shall be deemed to have occurred if:

          (a) at any time a change of control occurs as defined in the Overdraft
     Facility (if applicable) or the documents relating to other Indebtedness with an aggregate outstanding principal amount exceeding $20.0 million;

          (b) any "person" or "group" (as such terms are used in Sections 13(d)
     and 14(d) of the Exchange Act), together with its Affiliates, other than
     Candace Kendle and Christopher C. Bergen, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of an amount of Capital
     Stock of Borrower entitled to 35% or more of the total voting power of
     Borrower; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower
     (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Borrower, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower.

     For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

     "Change in Law" shall mean the occurrence, in the case of any Lender originally party hereto, after the date of this Agreement or in the case of a
Lender that becomes party hereto in connection with an Assignment and Assumption or an Increase Joinder, after the effective date of such Assignment and
Assumption or Increase Joinder, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b)
any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental
Authority or (c) the making or issuance of any request, guideline or directive
(whether or not having the force of law) by any Governmental Authority.

     "Charges" shall have the meaning assigned to such term in Section 10.14.

     "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term
Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or
Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.19, of which such Loan, Borrowing or Commitment shall be a part.

     "Closing Date" shall mean August 16, 2006.

     "Co-Documentation Agent" shall have the meaning assigned to such term in the preamble hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean, collectively, all of the Security Agreement
Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any
Security Document.

     "Collateral Agent" shall have the meaning assigned to such term in the preamble hereto, provided that, for the avoidance of doubt, such term shall include UBS AG, Stamford Branch acting in its capacity as trustee for and on behalf of the Secured Parties under, and in accordance with the terms of, the UK
Security Documents.

     "Commercial Letter of Credit" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its
Subsidiaries in the ordinary course of their businesses.

     "Commitment" shall mean, with respect to any Lender, such Lender's
Revolving Commitment, Term Loan Commitment or Swingline Commitment, and any
Commitment to make Revolving Loans of a new Class extended by such Lender as provided in Section 2.19.

     "Commitment Fee" shall have the meaning assigned to such term in Section
2.05(a).

     "Commitment Letter" shall mean the Commitment Letter, dated May 9, 2006, among Borrower, UBS Loan Finance LLC and UBS Securities LLC.

     "Companies" shall mean Borrower and its Subsidiaries; and "Company" shall mean any one of them.

     "Compliance Certificate" shall mean a certificate of a Financial Officer in his or her official (and not individual) capacity substantially in the form of
Exhibit D.

     "Confidential Information Memorandum" shall mean that certain confidential information memorandum dated as of June 2006.

     "Consolidated Amortization Expense" shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" shall mean, as at any date of determination, the total assets of Borrower and its Subsidiaries which are classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.

     "Consolidated Current Liabilities" shall mean, as at any date of determination, the total liabilities of Borrower and its Subsidiaries which are classified as current liabilities (other than the current portion of any Loans)
on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

     "Consolidated Depreciation Expense" shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent
(and in the same proportion) deducted in determining such Consolidated Net
Income and without duplication:

          (a) Consolidated Interest Expense for such period,

          (b) Consolidated Amortization Expense for such period,

          (c) Consolidated Depreciation Expense for such period,

          (d) Consolidated Tax Expense for such period,

          (e) (i) costs and expenses directly incurred in connection with the
     Transactions (not to exceed $10.0 million) and (ii) other cash expenses and reserves relating to one-time expenses incurred or expected to be incurred in connection with the Transactions in an amount not to exceed $17.1 million, and

          (f) the aggregate amount of all other non-cash charges reducing
     Consolidated Net Income (excluding any non-cash charge that results in a reserve for cash charges in any future period) for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing
Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business or the reversal of any reserve so long as the reversal of such reserve occurs not later than twelve months after creation of such reserve) for such period.

     Other than for purposes of calculating Excess Cash Flow, Consolidated
EBITDA shall be calculated on a Pro Forma Basis to give effect to the
Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period. "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate amount of all Indebtedness and all LC Exposure of
Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated
Interest Expense for such Test Period.

     "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP plus, without duplication:

          (a) imputed interest on Capital Lease Obligations and Attributable
     Indebtedness of Borrower and its Subsidiaries for such period;

          (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

          (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its
     Subsidiaries for such period;

          (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

          (e) all interest paid or payable with respect to discontinued
     operations of Borrower or any of its Subsidiaries for such period;

          (f) the interest portion of any deferred payment obligations of
     Borrower or any of its Subsidiaries for such period;

          (g) all interest paid or due and payable on any Indebtedness of
     Borrower or any of its Subsidiaries of the type described in clause (e) or
     (j) of the definition of "Indebtedness" for such period;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b)
Consolidated Interest Expense shall be calculated after giving effect to all payments made and received under Hedging Agreements related to interest rates
(including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

     Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (a) the net income (or loss) of any person (other than a Subsidiary of
     Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

          (b) the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

          (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries;

          (e) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

          (f) earnings (or losses) resulting from any reappraisal, revaluation or write-up or write-down of assets;

          (g) unrealized gains and losses with respect to Hedging Obligations for such period; and

          (h) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

     "Consolidated Tax Expense" shall mean, for any period, the tax expense
(including deferred tax expense) of Borrower and its Subsidiaries, for such period, calculated on a consolidated basis in accordance with GAAP.

     "Contested Collateral Lien Conditions" shall mean, with respect to any
Permitted Lien of the type described in clauses (a), (b), (e) and (f) of Section
6.02, the following conditions:

          (a) Borrower shall cause any proceeding instituted contesting such
     Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $100,000, the appropriate
     Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

          (c) such Lien shall in all respects subordinate in priority to the
     Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the Requirement of Law creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the
     Security Documents.

     "Contingent Obligation" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute
Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product or service warranties or any indemnity or similar obligations incurred in connection with, or relating to, the Acquisition or any Permitted Acquisition.
The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent
Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Control Agreement" shall have the meaning assigned to such term in the
Security Agreement.

     "Convertible Debt" shall mean with respect to any person, Indebtedness of such person which either at the option of the holder or such person or upon the occurrence of any event may or must be converted to or exchanged for any Equity
Interest in such person (other than Disqualified Capital Stock).

     "Convertible Debt Issuance" shall mean the incurrence by Borrower or any of its Subsidiaries of any Indebtedness after the Closing Date constituting
Convertible Debt.

     "Credit Extension" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing
Bank.

     "CSA" shall have the meaning assigned to such term in Section 3.23.

     "Debt Issuance" shall mean the incurrence by Borrower or any of its
Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

     "Debt Service" shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

     "Default" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

     "Default Rate" shall have the meaning assigned to such term in Section
2.06(c).

     "Direct Competitor" shall mean a person whose primary business or for whom the primary business of any of its Subsidiaries or divisions is the provision of clinical development and regulatory services to biopharmaceutical companies.

     "Disqualified Capital Stock" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i)
debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity
Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity
Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable)
the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital
Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.

     "Dividend" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its
Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its
Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends"
with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "dollars" or "$" shall mean lawful money of the United States.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

     "Eligible Assignee" shall mean (a) if the assignment does not include assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any
Lender, (iii) an Approved Fund and (iv) any other person approved by the
Administrative Agent and Borrower (each such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a
Revolving Commitment, (i) any Revolving Lender, (ii) an Affiliate of any
Revolving Lender, (iii) an Approved Fund of a Revolving Lender and (iv) any
other person approved by the Administrative Agent, the Issuing Bank, the
Swingline Lender and Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of Borrower shall be required during the continuance of a Default or prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Arranger)
and (y) "Eligible Assignee" shall not include (A) Borrower or any of its
Affiliates or Subsidiaries, (B) any natural person or (C) any Direct Competitor.

     "Embargoed Person" shall have the meaning assigned to such term in Section
6.20.

     "Enforcement Action" shall have the meaning assigned to such term in
Section 3.23.

     "Environment" shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the
Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence,
Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

     "Environmental Law" shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the
Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all
Environmental Permits.

     "Environmental Permit" shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

     "Equipment" shall have the meaning assigned to such term in the Security
Agreement.

     "Equity Interest" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests
(whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

     "Equity Issuance" shall mean, without duplication, (i) any issuance or sale by Borrower after the Closing Date of any Equity Interests in Borrower
(including any Equity Interests issued upon exercise of any warrant or option)
or any warrants or options to purchase Equity Interests or (ii) any contribution to the capital of Borrower; provided, however, that an Equity Issuance shall not include (x) any Preferred Stock Issuance or Debt Issuance, and (y) any such sale or issuance by Borrower of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Company.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event," as defined in Section
4043 of ERISA or the regulations issued thereunder, with respect to a Plan
(other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of
ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d)
the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of
an application for a waiver of the minimum funding standard with respect to any
Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any
liability under Title IV of ERISA with respect to the termination of any Plan;
(f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA
Affiliates of any liability with respect to the withdrawal from any Plan or
Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security;
and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company in excess of $500,000.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar
Term Loan.

     "Eurodollar Revolving Borrowing" shall mean a Borrowing comprised of
Eurodollar Revolving Loans.

     "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

     "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar
Term Loans.

     "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Section
8.01.

     "Excess Amount" shall have the meaning assigned to such term in Section
2.10(h).

     "Excess Cash Flow" shall mean, for any Excess Cash Flow Period,
Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

          (a) Debt Service for such Excess Cash Flow Period;

          (b) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;

          (c) Capital Expenditures during such Excess Cash Flow Period
     (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

          (d) Capital Expenditures that Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that
     Borrower shall deliver a certificate (as to which there shall be no personal, as opposed to entity, liability) to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such Capital
     Expenditures will be made in the following Excess Cash Flow Period;

          (e) the aggregate amount of investments made in cash during such period pursuant to Sections 6.04(e) and (i);

          (f) taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within twelve months after the end of such Excess Cash Flow Period and for which reserves have been established;

          (g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow
     Period;

          (h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (h) of the definition thereof that are paid in cash during such Excess Cash Flow Period; and

          (i) to the extent included in clause (x) of the definition of
     Consolidated EBITDA, all items that did not result from a cash payment to
     Borrower or any of its Subsidiaries on a consolidated basis during such
     Excess Cash Flow Period;

provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

          (i) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net
     Working Capital at the end of such Excess Cash Flow Period;

          (ii) all proceeds received during such Excess Cash Flow Period of any
     Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

          (iii) to the extent any permitted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of Borrower provided pursuant to clause (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash
     Flow Period specified in such certificates;

          (iv) any return on or in respect of investments received in cash during such period, which investments were made pursuant to Section 6.04(e)
     or (i);

          (v) income or gain excluded from the calculation of Consolidated Net
     Income by operation of clause (c) or (h) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.10(c), (d), (e) or (f));

          (vi) if deducted in the computation of Consolidated EBITDA, interest income; and

          (vii) to the extent included in clause (y) of the definition of
     Consolidated EBITDA, all items that did not result from a cash payment by
     Borrower or any of its Subsidiaries on a consolidated basis during such
     Excess Cash Flow Period.

     "Excess Cash Flow Period" shall mean each fiscal year of Borrower commencing with fiscal year 2007.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Intercompany Note" shall mean any promissory note between a
Foreign Subsidiary and any Loan Party to the extent that pledging such note as
Collateral under the Security Documents would constitute an investment of earnings in United States property under Section 956 (or a successor provision)
of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, assuming that such Foreign Subsidiary had positive income, earnings and profits at all relevant times.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any
Lender, its applicable lending office in such jurisdiction, (b) in the case of a
Foreign Lender, any U.S. federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except (x) to the extent that such
Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section
2.15(a) or (y) if such Foreign Lender is an assignee pursuant to a request by
Borrower under Section 2.16; provided that this subclause (b)(i) shall not apply to any Tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.14(d), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e) and (c) any tax, penalty, fine or interest resulting from the failure of any such person to timely file and pay any relevant Tax which is either an Excluded Tax or a Tax for which the Loan
Parties have indemnified such person in accordance with the terms hereof.

     "Executive Order" shall have the meaning assigned to such term in Section
3.22.

     "Existing Lien" shall have the meaning assigned to such term in Section
6.02(c).

     "FDA" shall have the meaning assigned to such term in Section 3.23.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the
Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
New York, or, if such rate is not so published for any day that is a Business
Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the
LC Participation Fees and the Fronting Fees.

     "FFDCA" shall have the meaning assigned to such term in Section 3.23.

     "Final Maturity Date" shall mean the latest of the Revolving Maturity Date and the Term Loan Maturity Date as of any date of determination.

     "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

     "FIRREA" shall mean the Federal Institutions Reform, Recovery and
Enforcement Act of 1989, as amended.

     "Foreign Intercompany Notes" shall mean such Foreign Intercompany Notes as set forth on Schedule 6.04(f).

     "Foreign Lender" shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the
United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

     "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States comparable in scope and nature of liability to Borrower and/or its Subsidiaries, as applicable, to a
Plan.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the
District of Columbia.

     "Fronting Fee" shall have the meaning assigned to such term in Section
2.05(c).

     "Fund" shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" shall mean generally accepted accounting principles in the United
States applied on a consistent basis.

     "Governmental Authority" shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the
European Union or the European Central Bank).

     "Governmental Real Property Disclosure Requirements" shall mean any
Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

     "Guaranteed Obligations" shall have the meaning assigned to such term in
Section 7.01.

     "Guarantees" shall mean the guarantees issued pursuant to Article VII by the Subsidiary Guarantors.

     "Guarantors" shall mean the Subsidiary Guarantors and, with respect solely to its guarantee of the obligations under the Overdraft Facility described in clause (c) of the definition of Secured Obligations, Borrower.

     "Hazardous Materials" shall mean the following: hazardous substances;
hazardous wastes; polychlorinated biphenyls ("PCBs") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

     "Health Care Laws" shall mean (i) all federal and state fraud and abuse laws, including, but not limited to the federal Anti-Kickback Statute (42
U.S.C.ss.1320a-7b(b)), the Stark Law (42 U.S.C.ss.1395nn), the civil False
Claims Act (31 U.S.C.ss.3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42
of the United States Code and the regulations promulgated pursuant to such statutes; (ii) the Health Insurance Portability and Accountability Act of 1996
(42 U.S.C. 1320d et seq.), the regulations promulgated thereunder and comparable state data privacy and security laws; (iii) Medicare (Title XVIII of the Social
Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title
XIX of the Social Security Act) and the regulations promulgated thereunder; (v)
quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (vi) licensure laws and regulations; and (vii)
any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (vii) as may be amended from time to time and, with respect to any Loan Party or Subsidiary, to the extent applicable to such Loan Party or Subsidiary.

     "Hedging Agreement" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

     "Hedging Obligations" shall mean obligations under or with respect to
Hedging Agreements.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, and the rules and regulations promulgated thereunder;

     "Increase Effective Date" shall have the meaning assigned to such term in
Section 2.19(a).

     "Increase Joinder" shall have the meaning assigned to such term in Section
2.19(c).

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c)
all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f)
all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable
Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (j) all
Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The
Indebtedness of any person shall include the Indebtedness of any other entity
(including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

     "Indemnified Taxes" shall mean all Taxes other than Excluded Taxes.

     "Indemnitee" shall have the meaning assigned to such term in Section
10.03(b).

     "Information" shall have the meaning assigned to such term in Section
10.12.

     "Insurance Policies" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged
Property with respect to the applicable Mortgaged Property pursuant to Section
5.04 and all renewals and extensions thereof.

     "Insurance Requirements" shall mean, collectively, all provisions of the
Insurance Policies, all requirements of the issuer of any of the Insurance
Policies and all orders, rules, regulations and any other requirements of the
National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

     "Intellectual Property" shall have the meaning assigned to such term in
Section 3.06(a).

     "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit N.

     "Interest Election Request" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section
2.08(b), substantially in the form of Exhibit E.

     "Interest Payment Date" shall mean (a) with respect to any ABR Loan
(including Swingline Loans), the last Business Day of each March, June,
September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the
Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months'
duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity
Date or such earlier date on which the Revolving Commitments are terminated, and
(d) with respect to any Term Loan, the Term Loan Maturity Date.

     "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all affected Lenders, twelve months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a
Business Day, such Interest Period shall be extended to the next succeeding
Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investments" shall have the meaning assigned to such term in Section 6.04.

     "Issuing Bank" shall mean, as the context may require, (a) UBS AG, Stamford
Branch, in its capacity as issuer of Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and
(k) in its capacity as issuer of Letters of Credit issued by such Lender; or (c)
collectively, all of the foregoing.

     "Joinder Agreement" shall mean a joinder agreement substantially in the form of Exhibit F.

     "Landlord Access Agreement" shall mean a Landlord Access Agreement in a form as may reasonably be acceptable to the Administrative Agent.

     "LC Commitment" shall mean the commitment of the Issuing Bank to issue
Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $5.0 million, but in no event exceed the Revolving
Commitment.

     "LC Disbursement" shall mean a payment or disbursement made by the Issuing
Bank pursuant to a drawing under a Letter of Credit.

     "LC Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The
LC Exposure of any Revolving Lender at any time shall mean its Pro Rata
Percentage of the aggregate LC Exposure at such time.

     "LC Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

     "LC Request" shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.

     "Leases" shall mean any and all leases, subleases, tenancies, rental agreements, occupancy agreements, access agreements and any other agreements
(including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property for which any consideration (whether or not payable in cash) is paid by the lessee or received by the lessor.

     "Lender Addendum" shall mean with respect to any Lender on the Closing
Date, a lender addendum in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.15.

     "Lenders" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum, (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption and (c) any financial institution that has become a party hereto pursuant to an Increase Joinder.
Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

     "Letter of Credit" shall mean any (i) Standby Letter of Credit and (ii)
Commercial Letter of Credit, in each case, issued or to be issued by an Issuing
Bank for the account of Borrower pursuant to Section 2.18.

     "Letter of Credit Expiration Date" shall mean the date which is fifteen days prior to the Revolving Maturity Date.

     "LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any
Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers
Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00
a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page,
"LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the average of the rates at which Bank of America, N.A.,
JP Morgan Chase Bank, N.A. and Citibank N.A. (or, if unavailable from any such institution, a comparable bank selected by the Administrative Agent) are offered deposits in dollars at approximately 11:00 a.m., London, England time, two
Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest
Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated
Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

     "Lien" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b)
the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the
Notes (if any), and the Security Documents and, solely for purposes of paragraph
(e) of Section 8.01, the confidential Fee Letter, dated May 9, 2006, among
Borrower, UBS Loan Finance LLC and UBS Securities LLC.

     "Loan Parties" shall mean Borrower and the Subsidiary Guarantors.

     "Loans" shall mean, as the context may require, a Revolving Loan, a Term
Loan or a Swingline Loan (and shall include any Replacement Term Loans and any
Loans contemplated by Section 2.19).

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Change" shall mean a material adverse effect on the financial condition, business operations or results of operations of the
Acquired Business, except any such effect resulting from or arising in connection with (i) the Acquisition Agreement or the transactions contemplated thereby, including the taking of any action contemplated by the Acquisition
Agreement, compliance by Seller with its covenants under the Acquisition
Agreement, or the announcement or consummation of the Acquisition or such transactions, (ii) changes or conditions affecting the industry in which the
Acquired Business operates generally not disproportionately affecting the
Acquired Business, (iii) changes in economic, regulatory or political conditions generally, (iv) the announcement, declaration, commencement, occurrence, continuation or threat of any war or armed hostilities, any act or acts of terrorism or any public health or other public emergency or crisis, (v) changes in applicable laws or GAAP generally not disproportionately affecting the
Acquired Business or (vi) actions or omissions of Borrower or any of its affiliates.

     "Material Adverse Effect" shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, or material agreements of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

     "Material Indebtedness" shall mean any Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Borrower or any of its
Subsidiaries in an aggregate outstanding principal amount exceeding $15.0 million. For purposes of determining Material Indebtedness, the "principal amount" in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements)
that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

     "Maximum Rate" shall have the meaning assigned to such term in Section
10.14.

     "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be in a form reasonably satisfactory to the
Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

     "Mortgaged Property" shall mean (a) each Real Property identified as a
Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated the
Closing Date and (b) each Real Property, if any, which shall be subject to a
Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

     "Multiemployer Plan" shall mean a multiemployer plan within the meaning of
Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any
ERISA Affiliate is then making or accruing an obligation to make contributions;
(b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

     "Net Cash Proceeds" shall mean:

          (a) with respect to any Asset Sale (other than any issuance or sale of
     Equity Interests), the cash proceeds received by Borrower or any of its
     Subsidiaries (including cash proceeds subsequently received (as and when received by Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and
     Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Borrower or any of its Subsidiaries or any other selling expenses which are permitted to be deducted pursuant hereto but which are not yet due and payable or for which a final amount is not available associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such reserve is reduced and the amount of such reduction is not applied to pay such liabilities or obligations, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset
     Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such
     Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and
     (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale and which is repaid with such proceeds (it being understood that any such Indebtedness assumed by the purchaser of such properties is not repaid) and, in the case of a Sale and
     Leaseback Transaction, the amount actually paid to acquire the applicable assets if such acquisition occurs substantially at the same time as the relevant Asset Sale;

          (b) with respect to any Debt Issuance, any Preferred Stock Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by
     Borrower or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith and any reserves, in accordance with GAAP, against costs, fees and expenses permitted to be deducted pursuant hereto but which are not yet due and payable or for which a final amount is not available

     (provided that to the extent and at the time any reserve is reduced and the amount of such reduction is not applied to pay such fees, costs and expenses, such amounts shall constitute Net Cash Proceeds); provided that
     (i) any Debt Issuance of Subordinated Indebtedness, Preferred Stock
     Issuance or Equity Issuance in connection with a Permitted Acquisition and
     (ii) any Equity Issuance sold or distributed to any director, officer or employee of Borrower or any of its Subsidiaries shall not be deemed to have any Net Cash Proceeds; and

          (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

     "Net Working Capital" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

     "Notes" shall mean any notes evidencing the Term Loans, Revolving Loans or
Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit I-1, I-2 or I-3.

     "Obligations" shall mean (a) obligations of Borrower and the other Loan
Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan
Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this
Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan
Documents.

     "OFAC" shall have the meaning assigned to such term in Section 3.22.

     "Officers' Certificate" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president or one of the Financial Officers, each in his or her official (and not individual) capacity.

     "Organizational Documents" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

     "Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, this Agreement or any other Loan
Document.

     "Overdraft Facility" shall mean the overdraft facility by and between any
Foreign Subsidiaries of Borrower and a financial institution that is a Lender or an Affiliate of a Lender and the guaranty by Borrower and each other Guarantor of the obligations of such Foreign Subsidiary thereunder pursuant to the terms of Section 7 hereof.

     "Participant" shall have the meaning assigned to such term in Section
10.04(d). "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Perfection Certificate" shall mean a certificate in the form of Exhibit
J-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

     "Perfection Certificate Supplement" shall mean a certificate supplement in the form of Exhibit J-2 or any other form approved by the Collateral Agent.

     "Permitted Acquisition" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person;
(b) acquisition of all of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

          (i) no Default then exists or would result therefrom;

          (ii) after giving effect to such transaction on a Pro Forma Basis,
     Borrower shall be in compliance with all covenants set forth in Section
     6.10 as of the most recent Test Period (assuming, for purposes of Section
     6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant
     Test Period);

          (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01;

          (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.14 and except as otherwise permitted hereby the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Collateral
     Liens;

          (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition
     (which opposition has not been publicly withdrawn);

          (vi) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

          (vii) with respect to any transaction involving Acquisition
     Consideration of more than $10.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative
     Agent and the Lenders with (A) historical financial statements (which shall not be required to be prepared in accordance with GAAP) for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections prepared by Borrower for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction and (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction;

          (viii) at least 10 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the
     Agents and the Lenders an Officers' Certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance); and

          (ix) the Acquisition Consideration for such acquisition shall not exceed $40.0 million, and the aggregate amount of the Acquisition
     Consideration for all Permitted Acquisitions since the Closing Date shall not exceed $100.0 million; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall (A) be excluded from the foregoing amounts and (B) not have a cash dividend requirement on or prior to the Final Maturity Date.

     "Permitted Collateral Liens" means (a) in the case of Collateral other than
Mortgaged Property, the Liens described in clauses (a), (b), (c), (d), (e), (f),
(g), (h), (i), (j), (k), (l), (m) and (n) of Section 6.02 and (b) in the case of
Mortgaged Property, "Permitted Collateral Liens" shall mean the Liens described in clauses (a), (b), (d), (e), (g) and (l) of Section 6.02; provided, however, on the Closing Date or upon the date of delivery of each additional Mortgage under Section 5.11 or 5.12, Permitted Collateral Liens shall mean only those
Liens set forth in Schedule B to the applicable Mortgage.

     "Permitted Liens" shall have the meaning assigned to such term in Section
6.02.

     "person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental
Authority or other entity.

     "Plan" shall mean any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

     "Post-Increase Revolving Lenders" shall have the meaning assigned to such term in Section 2.19(d).

     "Pre-Increase Revolving Lenders" shall have the meaning assigned to such term in Section 2.19(d).

     "Preferred Stock" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

     "Preferred Stock Issuance" shall mean the issuance or sale by Borrower or any of its Subsidiaries of any Preferred Stock after the Closing Date (other than as permitted by Section 6.01).

     "Premises" shall have the meaning assigned thereto in the applicable
Mortgage.

     "Pro Forma Basis" shall mean on a basis in accordance with GAAP and
Regulation S-X or otherwise reasonably satisfactory to the Administrative Agent.

     "Pro Rata Percentage" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

     "property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

     "Property Material Adverse Effect" shall have the meaning assigned thereto in the Mortgage.

     "Purchase Money Obligation" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations)
incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed
100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

     "Qualified Capital Stock" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

     "Real Property" shall mean, collectively, all right, title and interest
(including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

     "Refinanced Term Loans" shall have the meaning assigned to such term in
Section 10.02(e).

     "Refinancing" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness listed on Schedule 1.01(a) of Borrower or any of its Subsidiaries.

     "Register" shall have the meaning assigned to such term in Section
10.04(c).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation S-X" shall mean Regulation S-X promulgated under the Securities
Act.

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulatory Laws" shall have the meaning assigned to such term in Section
3.23.

     "Regulatory Permits" shall have the meaning assigned to such term in
Section 3.23.

     "Reimbursement Obligations" shall mean Borrower's obligations under Section
2.18(e) to reimburse LC Disbursements.

     "Related Parties" shall mean, with respect to any person, such person's
Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person's Affiliates.

     "Release" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous
Material in, into, onto or through the Environment.

     "Replacement Term Loans" shall have the meaning assigned to such term in
Section 10.02(e).

     "Required Class Lenders" shall mean (i) with respect to Term Loans, Lenders having more than 50% of all Term Loans outstanding and (ii) with respect to
Revolving Loans, Required Revolving Lenders.

     "Required Lenders" shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term Loan
Commitments.

     "Required Revolving Lenders" shall mean Lenders having more than 50% of all
Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure.

     "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

     "Response" shall mean (a) "response" as such term is defined in CERCLA, 42
U.S.C. ss. 9601(24), and (b) all other actions required by any Governmental
Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any
Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

     "Responsible Officer" of any person shall mean any executive officer or
Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

     "Restructuring" shall mean the transactions described on Schedule 1.01(b).

     "Revolving Availability Period" shall mean the period from the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving
Maturity Date and (ii) the date of termination of the Revolving Commitments.

     "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by an Increase Joinder, or in the Assignment and Assumption
pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and
(b) reduced or increased from time to time pursuant to assignments by or to such
Lender pursuant to Section 10.04. The aggregate amount of the Lenders' Revolving
Commitments on the Closing Date is $25.0 million.

     "Revolving Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC
Exposure, plus the aggregate amount at such time of such Lender's Swingline
Exposure.

     "Revolving Lender" shall mean a Lender with a Revolving Commitment.

     "Revolving Loan" shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

     "Revolving Maturity Date" shall mean the date which is five years after the
Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

     "Sale and Leaseback Transaction" has the meaning assigned to such term in
Section 6.03.

     "Sarbanes-Oxley Act" shall mean the United States Sarbanes-Oxley Act of
2002, as amended, and all rules and regulations promulgated thereunder.

     "Secured Obligations" shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrower and the other
Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations of any Foreign Subsidiary under the Overdraft Facility.

     "Secured Parties" shall mean, collectively, the Administrative Agent, the
Collateral Agent, each other Agent, the Lenders and each counterparty to the
Overdraft Facility or a Hedging Agreement if on the later of the Closing Date and the date of entering into the Overdraft Facility or such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person
(i) appoints the Collateral Agent as its agent under the applicable Loan
Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and
10.09 as if it were a Lender.

     "Securities Act" shall mean the Securities Act of 1933.

     "Securities Collateral" shall have the meaning assigned to such term in the
Security Agreement.

     "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit K among the Loan Parties (other than the UK Guarantor) and
Collateral Agent for the benefit of the Secured Parties.

     "Security Agreement Collateral" shall mean all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b)
thereafter pursuant to Section 5.11.

     "Security Documents" shall mean the Security Agreement, the Mortgages, the
UK Security Documents and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured
Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage, any
UK Security Document or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement, any Mortgage or any UK Security Document and
any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

     "Seller" shall have the meaning assigned to such term in the first recital hereto.

     "Standby Letter of Credit" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers'
compensation or similar liabilities of Borrower or any of its Subsidiaries, (b)
the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit or (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry.

     "Statutory Reserves" shall mean for any Interest Period for any Eurodollar
Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such
Interest Period under Regulation D by member banks of the United States Federal
Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).
Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any
Lender under Regulation D.

     "Subordinated Indebtedness" shall mean Indebtedness of Borrower or any
Guarantor that is by its terms subordinated in right of payment to the
Obligations of Borrower and such Guarantor, as applicable.

     "Subsidiary" shall mean, with respect to any person (the "parent") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a
Subsidiary of Borrower. For the avoidance of doubt, as of the Closing Date and for so long as (x) none of Borrower or its Subsidiaries owns more than 50% of the Equity Interests of Beijing Kendle Wits Medical Consulting Co., Ltd. and (y)
the Organizational Documents of such entity are not amended to provide Borrower or any of its Subsidiaries with additional rights or powers that would constitute Control of such entity, Beijing Kendle Wits Medical Consulting Co.,
Ltd. shall not constitute a Subsidiary of Borrower.

     "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule
1.01(c), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.

     "Survey" shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged
Property or any easement, right of way or other interest in the Mortgaged
Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated
(or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii)
certified by the surveyor (in a manner reasonably acceptable to the
Administrative Agent) to the Administrative Agent, the Collateral Agent and the
Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the
Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by the definition of "Title Policy" or (b)
otherwise acceptable to the Collateral Agent.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline
Commitment shall initially be $5.0 million, but shall in no event exceed the
Revolving Commitment.

     "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any
Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

     "Swingline Lender" shall have the meaning assigned to such term in the preamble hereto.

     "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

     "Syndication Agent" shall have the meaning assigned to such term in the preamble hereto.

     "Tax Return" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

     "Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any
Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

     "Term Loan Commitments" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing
Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b)
reduced or increased from time to time pursuant to assignments by such Lender pursuant to Section 10.04. The initial aggregate amount of the Lenders' Term
Loan Commitments is $200.0 million.

     "Term Loan Lender" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

     "Term Loan Maturity Date" shall mean the date which is six years from the
Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

     "Term Loan Repayment Date" shall have the meaning assigned to such term in
Section 2.09.

     "Term Loans" shall mean term loans made by the Lenders to Borrower pursuant to Section 2.01(a)(i). Each Term Loan shall be either an ABR Term Loan or a
Eurodollar Term Loan.

     "Test Period" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period).

     "Third Party Payor Program" shall mean any state or federal government health care program, including, without limitation, Medicare, Medicaid, and
TRICARE, managed care plans, private insurance, or any other public or private third party payor program.

     "Title Company" shall mean any nationally recognized title insurance company as shall be retained by Borrower.

     "Title Policy" shall mean, with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage
Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 100% of the fair market value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or
"cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the
Collateral Agent) as shall be reasonably requested by the Collateral Agent
(including endorsements on matters relating to usury (to the extent reasonably available at a reasonably cost), first loss, last dollar (if applicable), zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien (to the extent reasonably available at a reasonable cost), subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than Permitted Liens and other exceptions acceptable to the Collateral Agent.

     "Total Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test
Period then most recently ended.

     "Transaction Documents" shall mean the Acquisition Documents and the Loan
Documents.

     "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a)
the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (c) the Refinancing
(if any); and (d) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

     "Transferred Guarantor" shall have the meaning assigned to such term in
Section 7.09.

     "Transition Services Agreement" shall mean that certain Transition Services
Agreement dated as of the Closing Date by and between Borrower and Seller.

     "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time
(except as otherwise specified) in any applicable state or jurisdiction.

     "UK Guarantor" means Charles River Laboratories Clinical Services
International Ltd.

     "UK Debenture" means the debenture to be executed by the UK Guarantor substantially in the form of Exhibit P, as it may be amended, supplemented or otherwise modified from time to time.

     "UK Security Documents" means together (i) the UK Debenture and (ii) the UK
Share Charge.

     "UK Share Charge" means the share charge to be executed by Charles River
Laboratories Clinical Services Inc. substantially in the form of Exhibit Q in respect of 100% of the Capital Stock (and related rights) of the UK Guarantor as any such document may be amended, supplemented or otherwise modified from time to time.

     "United States" shall mean the United States of America.

     "Voting Stock" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the
Board of Directors of such person.

     "Wholly Owned Subsidiary" shall mean, as to any person, (a) any corporation
100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned
Subsidiaries of such person have a 100% equity interest at such time.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving
Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a
"Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Term Loans") or by Type
(e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar
Revolving Borrowing").

     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will"
shall be construed to have the same meaning and effect as the word "shall."
Unless the context requires otherwise (a) any definition of or reference to any
Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to
Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words "asset"
and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) "on," when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged
Property, means "on, in, under, above or about."

     SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders. If Borrower notifies the Administrative
Agent and the Lenders that Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies
Borrower that the Administrative Agent or the Required Lenders wish to amend
Article VI for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower, the
Administrative Agent and the Required Lenders.

     SECTION 1.05 Resolution of Drafting Ambiguities. Each Loan Party
acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

          (a) to make a Term Loan to Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment; and

          (b) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of the Revolving Maturity
     Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment.

          Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

     SECTION 2.02 Loans.

     (a) Each Loan (other than Swingline Loans) shall be made as part of a
Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x)
ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to
Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;
provided that any exercise of such option shall not affect the obligation of
Borrower to repay such Loan in accordance with the terms of this Agreement.
Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different
Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans deemed made pursuant to Section
2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request and maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a
Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative
Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

     (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end in the case of a
Revolving Loan, after the Revolving Maturity Date or in the case of a Term Loan, after the Term Loan Maturity Date.

     SECTION 2.03 Borrowing Procedure. To request a Revolving Borrowing or Term
Borrowing, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the
case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

          (a) whether the requested Borrowing is to be a Borrowing of Revolving
     Loans or Term Loans;

          (b) the aggregate amount of such Borrowing;

          (c) the date of such Borrowing, which shall be a Business Day;

          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar
     Borrowing;

          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

          (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section
     2.02(c); and

          (g) that the conditions set forth in Sections 4.02(b), (c) and (d)(ii)
     have been satisfied as of the date of the notice.

     If no election as to the Type of Borrowing is specified, then the requested
Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the
Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04 Evidence of Debt; Repayment of Loans.

     (a) Promise to Repay. Borrower hereby unconditionally promises to pay (i)
to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in
Section 2.09, (ii) to the Administrative Agent for the account of each Revolving
Lender, the then unpaid principal amount of each Revolving Loan of such
Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline
Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two
Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

     (b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the
Indebtedness of Borrower to such Lender resulting from each Loan made by such
Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The
Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest
Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

     (c) Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender
(or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit I-1, I-2 or I-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times
(including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.05 Fees.

     (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a "Commitment Fee") equal to the Applicable Fee on the average daily unused amount of each Revolving
Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued
Commitment Fees shall be payable in arrears (A) on the last Business Day of
March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Revolving
Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed
(including the first day but excluding the last day). For purposes of computing
Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving
Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

     (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative
Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative
Agent (the "Administrative Agent Fees").

     (c) LC and Fronting Fees. Borrower agrees to pay (i) to the Administrative
Agent for the account of each Revolving Lender a participation fee ("LC
Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to
Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such
Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("Fronting Fee"), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the
Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and
December of each year, commencing on the first such date to occur after the
Closing Date, and (ii) on the date on which the Revolving Commitments terminate.
Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (d) Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the
Fronting Fees directly to the Issuing Bank. Absent manifest error, once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06 Interest on Loans.

     (a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the
Applicable Margin in effect from time to time.

     (b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the
Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

     (c) Default Rate. Notwithstanding the foregoing, during an Event of
Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section
2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR
Revolving Loans as provided in Section 2.06(a) (in either case, the "Default
Rate").

     (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i)
interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in
Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii)
in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the
Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the
Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

     SECTION 2.07 Termination and Reduction of Commitments.

     (a) Termination of Commitments. The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date.
The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the
foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New
York City time, on August 31, 2006, if the initial Credit Extension shall not have occurred by such time.

     (b) Optional Terminations and Reductions. At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $1.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving
Loans in accordance with Section 2.10, the aggregate amount of Revolving
Exposures would exceed the aggregate amount of Revolving Commitments.

     (c) Borrower Notice. Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section
2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by
Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the
Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective
Commitments of such Class.

     SECTION 2.08 Interest Elections.

     (a) Generally. Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a
Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing,

and the Loans comprising each such portion shall be considered a separate
Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time.
This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) Interest Election Notice. To make an election pursuant to this Section,
Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if
Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type
resulting from such election to be made on the effective date of such election.
Each Interest Election Request shall be irrevocable. Each Interest Election
Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest
     Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a
     Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the
     Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

     If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

     Promptly following receipt of an Interest Election Request, the
Administrative Agent shall advise each Lender of the details thereof and of such
Lender's portion of each resulting Borrowing.

     (c) Automatic Conversion to ABR Borrowing. If an Interest Election Request
with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding
Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii)
unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.09 Amortization of Term Borrowings. Borrower shall pay to the
Administrative Agent, for the account of the Lenders, on the dates set forth on
Annex II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a "Term Loan Repayment Date"), a principal amount of the Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

     SECTION 2.10 Optional and Mandatory Prepayments of Loans.

     (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million and not less than
$1.0 million or, if less, the outstanding principal amount of such Borrowing.

     (b) Revolving Loan Prepayments.

          (i) In the event of the termination of all the Revolving Commitments,
     Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

          (ii) In the event of any partial reduction of the Revolving
     Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if after giving effect to such reduction the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay
     Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iv) In the event that the aggregate LC Exposure exceeds the LC
     Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

     (c) Asset Sales. Not later than seven Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its
Subsidiaries, Borrower shall make prepayments in accordance with Sections
2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds;
provided that:

          (i) no such prepayment shall be required under this Section 2.10(c)
     with respect to (A) any Asset Sale permitted by Section 6.06(a), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset
     Sales for fair market value resulting in no more than $500,000 in Net Cash
     Proceeds per Asset Sale (or series of related Asset Sales) and less than

     $2.0 million in Net Cash Proceeds in any fiscal year; provided that clause
     (C) shall not apply in the case of any Asset Sale described in clause (b)
     of the definition thereof; and

          (ii) so long as no Default shall then exist or would arise therefrom, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net
     Cash Proceeds are expected to be reinvested in fixed or capital assets within 180 days following the date of such Asset Sale (which Officers'
     Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

     (d) Debt Issuance or Preferred Stock Issuance. Not later than seven
Business Days following the receipt of any Net Cash Proceeds of any Debt
Issuance or Preferred Stock Issuance by Borrower or any of its Subsidiaries,
Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds in the case of any
Debt Issuance or Preferred Stock Issuance other than a Convertible Debt Issuance and 75% of such Net Cash Proceeds in the case of a Convertible Debt Issuance.

     (e) Equity Issuance. Not later than seven Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 50% of such Net Cash Proceeds; provided, during any period in which the
Total Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Total Leverage Ratio) shall be 2.5:1.00 or less, Borrower shall only be required to make prepayments otherwise required under this clause (e) in an amount equal to 25% of such Net Cash Proceeds.

     (f) Casualty Events. Not later than seven Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Borrower or any of its
Subsidiaries, Borrower shall make prepayments in accordance with Sections
2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds;
provided that:

          (i) no such prepayment shall be required under this Section 2.10(f)
     with respect to Casualty Events resulting in less than $2.0 million in Net
     Cash Proceeds in any fiscal year;

          (ii) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the
     Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 360 days following the date of receipt of such proceeds (or within 18 months of receipt of such proceeds if a binding commitment to repair, replace or restore such property or reinvest in other fixed or capital assets has been entered into within such
     360-day period); provided that if the property subject to such Casualty
     Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security
     Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and
     5.12; and

          (iii) if any portion of such Net Cash Proceeds shall not be so applied within such 360-day period (or such 18 month period, if applicable), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).

     (g) Excess Cash Flow. No later than 90 days after the end of each Excess
Cash Flow Period, Borrower shall make prepayments in accordance with Sections
2.10(h) and (i) in an aggregate amount equal to 50% of Excess Cash Flow for the
Excess Cash Flow Period then ended.

     (h) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h).
Any prepayments of Term Loans pursuant to Section 2.10(a), (c), (d), (e), (f) or
(g) shall be applied to reduce the scheduled payments required under Section
2.09 equally among each of the payments remaining to be made on each Term Loan
Repayment Date. After application of mandatory prepayments of Term Loans described above in this Section 2.10(h) and to the extent there are mandatory prepayment amounts remaining after such application, the Revolving Commitments shall be permanently reduced ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, and Borrower shall comply with Section 2.10(b).

     Amounts to be applied pursuant to this Section 2.10 to the prepayment of
Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term
Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section
2.10 shall be in excess of the amount of the ABR Loans at the time outstanding
(an "Excess Amount"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the Excess Amount shall be either (A)
deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and
(ii) at any time while an Event of Default has occurred and is continuing, the
Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

     (i) Notice of Prepayment. Borrower shall notify the Administrative Agent
(and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a
Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three
Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business
Day before the date of prepayment and (iii) in the case of prepayment of a
Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.07.
Each such notice shall specify the prepayment date, the principal amount of each
Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.
Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same
Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

     SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

     (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative
Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a
Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR
Borrowing.

     SECTION 2.12 Yield Protection.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted
     LIBOR Rate) or the Issuing Bank;

          (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by
     Section 2.15 and the imposition of, or any change in the rate of, any
     Excluded Tax payable by such Lender or the Issuing Bank); or

          (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or
     Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the
Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such
Lender's or the Issuing Bank's holding company, if any, as a consequence of this
Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of
Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such
Lender's or the Issuing Bank's policies and the policies of such Lender's or the
Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the
Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or the
Issuing Bank setting forth the amount or amounts necessary to compensate such
Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the
Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the
Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a
Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the
Change in Law giving rise to such increased costs or reductions and of such
Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) Non-Discrimination. Borrower will not be required to compensate or indemnify any Lender or the Issuing Bank for any cost or expense pursuant to this Section 2.12 unless such Lender or the Issuing Bank is seeking similar compensation from other similarly situated borrowers to the extent permitted under the documents relating to such borrowers. A certificate of the applicable
Lender or the Issuing Bank confirming such facts will be conclusive evidence thereof.

     SECTION 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar
Loan earlier than the last day of an Interest Period applicable thereto
(including as a result of an Event of Default), (b) the conversion of any
Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving
Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the
Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(b), then, in any such event, Borrower shall compensate each
Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest
Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.13 shall be delivered to Borrower (with a copy to the Administrative
Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

     SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

     (a) Payments Generally. Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section
2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677
Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan
Documents shall be made to the persons specified therein. The Administrative
Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business
Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

     (b) Pro Rata Treatment.

          (i) Each payment by Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

          (ii) Each payment on account of principal of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loans held by the Term Loan Lenders. Each payment by
     Borrower on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the
     Revolving Loans then held by the Revolving Lenders.

     (c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal,
Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

     (d) Sharing of Set-Off. If any Lender (and/or the Issuing Bank, which shall be deemed a "Lender" for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b)
purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the
Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan
Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured
Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

     (e) Borrower Default. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the
Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the
Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative
Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (f) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(e), 2.17(d), 2.18(d), 2.18(e)
or 10.03(c), then the Administrative Agent may, in its discretion
(notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.15 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes;
provided that if the Loan Parties shall be required by applicable Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent,
Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable
Loan Party shall make such deductions or withholdings and (iii) the applicable
Loan Party shall timely pay the full amount deducted to the relevant
Governmental Authority in accordance with applicable Requirements of Law.

     (b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable Requirements of Law.

     (c) Indemnification by Borrower. Borrower shall indemnify the
Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other
Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative
Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that
Borrower shall not be required to indemnify any Lender or the Issuing Bank for any loss, cost or expense (including any penalty) arising out of any failure by such Lender or the Issuing Bank to timely pay or file a return relating to any

Indemnified Tax or Other Tax if either Borrower has paid the amount of such Tax to such Lender or the Issuing Bank pursuant to this Section 2.15 or such Lender or the Issuing Bank has failed to demand such payment. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the
Issuing Bank (with a copy to the Administrative Agent), or by the Administrative
Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes or Other Taxes and in any event within 30 days of any such payment being due by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender shall, to the extent it may lawfully do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the
     United States of America is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit O, or any other form approved by the Administrative Agent, to the effect that such Foreign
     Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrower within the meaning of
     Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation"
     described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or
the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Indemnified
Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant
Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the
Administrative Agent, such Lender or the Issuing Bank within a reasonable time
(not to exceed 20 days) after receipt of notice that the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such
Governmental Authority. This paragraph shall not be construed to require the
Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

     SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.12 or 2.15, as the case may be, in the future and (ii) would not subject such
Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Borrower shall be conclusive absent manifest error.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.12, or if Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if Borrower exercises its replacement rights under Section
10.02(d), then Borrower may, at its sole expense and effort, upon notice to such
Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible
Assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment); provided that:

          (i) Borrower shall have paid or caused to be paid to the
     Administrative Agent the processing and recordation fee specified in
     Section 10.04(b);

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents
     (including any amounts under Section 2.13), assuming for this purpose (in the case of a Lender being replaced pursuant to Section 10.02(d)) that the
     Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower
     (in the case of all other amounts;

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to
     Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with applicable Requirements of
     Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a continuing waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply and, absent any Change in Law, will not apply in the future.

     SECTION 2.17 Swingline Loans.

     (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5.0 million or (ii)
the sum of the total Revolving Exposures exceeding the total Revolving
Commitments; provided that the Swingline Lender shall not be required to make a
Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

     (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m.,
New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a
Business Day) and the amount of the requested Swingline Loan. Each Swingline
Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower to an account as directed by Borrower in the applicable
Borrowing Request maintained with the Administrative Agent (or, in the case of a
Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m.,
New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $500,000 above such amount.

     (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 (noon),
New York City time, on the proposed date of repayment.

     (d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline
Loans then outstanding. Such notice shall specify the aggregate amount of
Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata
Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each
Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's
Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such
Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the
Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any
amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline
Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the
Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a
Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

     SECTION 2.18 Letters of Credit

     (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of
Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that
Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the
Issuing Bank relating to any Letter of Credit, the terms and conditions of this
Agreement shall control.

     (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions
and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the
Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third
Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

     A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

          (i) the proposed issuance date of the requested Letter of Credit
     (which shall be a Business Day);

          (ii) the amount thereof;

          (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

          (iv) the name and address of the beneficiary thereof;

          (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

          (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

          (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

          (viii) such other matters as the Issuing Bank may require.

     A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

          (i) the Letter of Credit to be amended, renewed or extended;

          (ii) the proposed date of amendment, renewal or extension thereof
     (which shall be a Business Day);

          (iii) the nature of the proposed amendment, renewal or extension; and

          (iv) such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each
Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC
Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no
Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

     Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.18(d). On the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the
Administrative Agent shall promptly provide such report to each Revolving
Lender.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of
Credit, (x) the date which is one year after the date of the issuance of such
Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit
Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of
Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the
Issuing Bank and not reimbursed by Borrower on the date due as provided in
Section 2.18(e), or of any reimbursement payment required to be refunded to
Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of
Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any
Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement.

          (i) If the Issuing Bank shall make any LC Disbursement in respect of a
     Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than
     3:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that
     Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with
     ABR Revolving Loans or Swingline Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline
     Loans.

          (ii) If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro
     Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than
     2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving
     Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving
     Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative
     Agent from Borrower thereafter will be promptly remitted by the
     Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

          (iii) If any Revolving Lender shall not have made its Pro Rata
     Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

     (f) Obligations Absolute. The Reimbursement Obligation of Borrower as
provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this
Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v)
the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its
Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their
Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the
Issuing Bank; provided that the foregoing shall not be construed to excuse the
Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Requirements of Law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of
Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the
Issuing Bank (as finally determined by a court of competent jurisdiction), the
Issuing Bank shall be deemed to have exercised care in each such determination.
In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the
Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder;
provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the
Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section
2.18(e)).

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(a) for the period from the date of receipt of notice of such LC Disbursement to the date three Business
Days thereafter and thereafter at the rate determined pursuant to Section
2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing
Bank shall be for the account of such Lender to the extent of such payment.

     (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the
Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC
Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC
Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement
Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than
50% of the total LC Exposure), be applied to satisfy other Obligations of
Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

     (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative
Agent (which consent shall not be unreasonably withheld), the Issuing Bank and the Revolving Lender(s) agreeing to act as issuing bank. Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of
Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

     (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 120 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be
replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to
Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing
Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of
Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which
Issuing Bank is to issue any particular Letter of Credit.

     (l) Other. The Issuing Bank shall be under no obligation to issue any
Letter of Credit if

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing
     Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of
     Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date or on the date such Issuing Bank became the
     Issuing Bank hereunder, as applicable, or shall impose upon the Issuing
     Bank any unreimbursed loss, cost or expense which was not applicable on the
     Closing Date or on the date such Issuing Bank became the Issuing Bank hereunder, as applicable, and which the Issuing Bank in good faith deems material to it; or

          (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of
Credit.

     SECTION 2.19 Increase in Commitments.

     (a) Borrower Request. Borrower may by written notice to the Administrative
Agent elect to request from time to time prior to the Revolving Maturity Date, one or more increases to the existing Revolving Commitments by an amount not in excess of $15.0 million in the aggregate and not less than $5.0 million with respect to each individual increase. Each such notice shall specify the date
(each, an "Increase Effective Date") on which Borrower proposes that the increased Commitments shall be effective, which shall be a date not less than 10
Business Days after the date on which such notice is delivered to the
Administrative Agent. Only the Administrative Agent shall be permitted to approach any of the Lenders or any Eligible Assignee in connection with such increase, and upon receipt of notice of such increase from Borrower, the
Administrative Agent shall notify each existing Lender and any Eligible Assignee selected by the Administrative Agent or requested by Borrower and request that each existing Lender indicate whether it is willing to accept a Revolving
Commitment or increase its existing Revolving Commitment, as applicable;
provided that any existing Lender approached to provide all or a portion of the increased Commitments may elect or decline, in its sole discretion, to provide such increased Commitment.

     (b) Conditions. The increased Commitments shall become effective, as of such Increase Effective Date; provided that:

          (i) each of the conditions set forth in Section 4.02 shall be satisfied;

          (ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

          (iii) after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Indebtedness resulting from the consummation of any
     Permitted Acquisition concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 5.01(a)
     or (b), Borrower shall be in compliance with each of the covenants set forth in Section 6.10 and the Total Leverage Ratio shall be at least
     0.25:1.0 lower than the applicable Total Leverage Ratio required at such time pursuant to Section 6.10(a);

          (iv) Borrower shall make any payments required pursuant to Section
     2.13 in connection with any adjustment of Revolving Loans pursuant to
     Section 2.19(d); and

          (v) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

     (c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the increased Commitments shall be identical to the Revolving
Loans.

The increased Commitments shall be effected by a joinder agreement (the
"Increase Joinder") executed by Borrower, the Administrative Agent and each
Lender making such increased Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other
Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.19. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving
Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to increased Commitments made pursuant to this Agreement.

     (d) Adjustment of Revolving Loans. Each of the Revolving Lenders having a
Revolving Commitment prior to the relevant Increase Effective Date (the
"Pre-Increase Revolving Lenders") shall assign to any Revolving Lender which is acquiring a new or additional Revolving Commitment on the Increase Effective
Date (the "Post-Increase Revolving Lenders"), and such Post-Increase Revolving
Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in LC Exposure and Swingline Loans outstanding on such Increase
Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in LC Exposure and Swingline Loans will be held by Pre-Increase Revolving
Lenders and Post-Increase Revolving Lenders ratably in accordance with their
Revolving Commitments after giving effect to such increased Revolving
Commitments; provided, however, that such assignments shall be effected as of the end of each Interest Period until each Revolving Lender holds its Pro Rata
Percentage of the outstanding Revolving Loans.

     (e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other
Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security
Documents. The Loan Parties shall take any actions reasonably required by the
Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the
UCC or otherwise after giving effect to the establishment of any such increased
Commitments.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each Loan Party represents and warrants to the Administrative Agent, the
Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

     SECTION 3.01 Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational
Document of any Loan Party or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder which, in the case of any Foreign Subsidiary, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This
Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03 No Conflicts. Except as set forth on Schedule 3.03, the
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse
Effect, (b) will not violate the Organizational Documents of any Company, (c)
will not violate any Requirement of Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and
Permitted Liens.

     SECTION 3.04 Financial Statements; Projections.

     (a) Historical Financial Statements. Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income and cash flows (i) of Borrower as of and for the fiscal year ended December 31,
2005, audited by and accompanied by the unqualified opinion of Deloitte & Touche
LLP, independent public accountants, (ii) of the Acquired Business as of and for the fiscal year ended December 31, 2005, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and (iii) of each of Borrower and the Acquired Business as of and for each fiscal quarter of the current fiscal year ended more than 40 days prior to the Closing Date, in each case certified by the chief financial officer of
Borrower (as to which certification there shall be no personal liability). Such financial statements and the financial statements delivered pursuant to Sections
5.01(a) and (b) have been prepared in accordance with GAAP (except as noted
therein) and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Borrower and the
Acquired Business as of the dates and for the periods to which they relate.

     (b) No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a) or on Schedule 3.04(b), as of the Closing Date
there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan
Documents. Since December 31, 2005, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect other than any effect resulting from the Transactions or the transactions contemplated by the Acquisition Agreement.

     (c) Pro Forma Financial Statements. Borrower has heretofore delivered to the Lenders Borrower's unaudited pro forma consolidated balance sheet and statements of income and cash flows and pro forma EBITDA for the fiscal year ended December 31, 2005, and as of and for the twelve-month period ended at the end of a fiscal quarter more than 40 days prior to the Closing Date, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan
Parties on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, are reasonably believed to reflect all adjustments required to be made to give effect to the Transactions, and in accordance with Regulation S-X, and are reasonably believed to present fairly in all material respects the pro forma consolidated financial position and results of operations of Borrower as of such date and for such periods, assuming that the Transactions had occurred at such dates.

     (d) Forecasts. Borrower has heretofore delivered to the Lenders the forecasts of financial performance of Borrower and its Subsidiaries (x) for the period of fiscal year 2006 through and including fiscal year 2013, on an annual basis and (y) on a quarterly basis, through fiscal year 2006, which, in each case, have been prepared in good faith by Borrower and based on assumptions believed by Borrower to be reasonable (as of the date thereof and as of the
Closing Date).

     SECTION 3.05 Properties.

     (a) Generally. Except for property subject to the Transition Services
Agreement, each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. Except for property subject to the
Transition Services Agreement, the property of the Companies, taken as a whole,
(i) is in good operating order, condition and repair (ordinary wear and tear and obsolescence excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

     (b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate
dated the Closing Date contain a true and complete list of each interest in Real
Property (i) owned by any Loan Party as of the date hereof and describe the type of interest therein held by such Loan Party and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Loan Party and, in each of the cases described in clauses
(i) and (ii) of this Section 3.05(b), whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

     (c) No Casualty Event. No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. If at any time any Loan
Party owns Real Property, no Mortgage will encumber improved Real Property that is located in an area that has been identified by the Secretary of Housing and
Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

     (d) Collateral. Each Company owns or has rights to use all of the
Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted subject only to Permitted Collateral Liens. The use by each Company of such
Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material
Adverse Effect. No claim has been made and remains outstanding that any
Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.06 Intellectual Property.

     (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To Borrower's knowledge, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, and the use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business or that are listed in Schedule 12(a) or 12(b) to the Perfection Certificate and for the
Intellectual Property listed on Schedule 12(d) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any
Copyright, Patent or Trademark (as such terms are defined in the Security
Agreement) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and
(ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection
Certificate are valid and in full force and effect.

     (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, there is no material violation by others of any right of such Loan Party with respect to any Copyright, Patent or Trademark listed in
Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Loan Party except as may be set forth on Schedule 3.06(c).

     SECTION 3.07 Equity Interests and Subsidiaries.

     (a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection
Certificate dated the Closing Date set forth a list of (i) all direct
Subsidiaries of each Loan Party and their jurisdictions of organization as of the Closing Date and (ii) the percentage of each class of outstanding Equity
Interests owned by each Loan Party on the Closing Date. All Equity Interests of
Borrower and each such Subsidiary are duly and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable to such Equity
Interests in any applicable jurisdiction), and, other than the Equity Interests of Borrower and except as otherwise specified on Schedule 3.07(a), are owned by
Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Loan
Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreement and any other Permitted Collateral Lien that is non-consensual in nature, and except as specified in the Perfection
Certificate, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

     (b) No Consent of Third Parties Required. No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the
Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof other than any consents which have been obtained. (c)
Organizational Chart. An accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 3.07(c).

     SECTION 3.08 Litigation; Compliance with Laws.

     (a) Except as otherwise specified on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued
operation of its property as currently conducted violate, any Requirements of
Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any
Company's Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (b) Without limiting the generality of clause (a) above:

          (i) To the extent applicable to any Loan Party, each Loan Party is, and at all times has been, in compliance with all applicable Health Care
     Laws, except where any such violation would not have a Material Adverse
     Effect.

          (ii) Each Loan Party has (A) all licenses, consents, certificates, permits, authorizations, approvals, registrations and qualifications from, and has made all declarations and filings with, all applicable Governmental
     Authorities (each, an "Authorization") necessary to engage in the business conducted by it, except for such Authorizations with respect to which the failure to obtain would not have a Material Adverse Effect and (B) not received notice and has no knowledge that any Governmental Authority is considering limiting, suspending, adversely amending or revoking any such
     Authorization, except for such Authorizations with respect to which such revocation would not have a Material Adverse Effect. Other than as referred to in clause (B), all such Authorizations are valid and in full force and effect and each Loan Party and its Subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except where failure to be in such compliance for an Authorization to be valid and in full force and effect would not have a
     Material Adverse Effect.

          (iii) No Loan Party receives payments from any Third Party Payor
     Program.

          (iv) Each Loan Party has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by law (including any foreign law or equivalent regulation), except where the failure to have or maintain such accreditation would not have a Material Adverse Effect.

     SECTION 3.09 Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse
Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case, where such default could reasonably be expected to result in a Material
Adverse Effect. To the extent required by the Exchange Act, all material agreements to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby have been filed with the Securities and Exchange Commission, and all such agreements are in full force and effect except as otherwise specified in such filings.

     SECTION 3.10 Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the
Securities Collateral pursuant to the Security Agreement does not violate such regulations.

     SECTION 3.11 Investment Company Act. No Company is an "investment company"
or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

     SECTION 3.12 Use of Proceeds. Borrower will use the proceeds of (a) the
Term Loans to effect the Acquisition and the Refinancing and pay related fees and expenses and (b) the Revolving Loans and Swingline Loans after the Closing
Date for general corporate purposes (including to effect Permitted
Acquisitions); it being understood that no Revolving Loans shall be made on the
Closing Date.

     SECTION 3.13 Taxes. Each Company has (a) timely filed or caused to be timely filed or has sought and received an extension on a timely basis with respect to all federal Tax Returns and all material state, local and foreign Tax
Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes
(i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a
Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material

Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6111(c),
Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever
"participated" in a "reportable transaction" within the meaning of Treasury
Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION 3.14 No Material Misstatements. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any
Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information
Memorandum), taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified;
provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each
Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.15 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any
Company, threatened which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor
Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any
Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material
Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

     SECTION 3.16 Solvency. Immediately after the consummation of the
Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each
Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing
Date.

     SECTION 3.17 Employee Benefit Plans. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any

Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of
Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than
$250,000 the fair market value of the property of all such underfunded Plans.
Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a
Material Adverse Effect.

     To the extent applicable, each Foreign Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed by more than $250,000 the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

     SECTION 3.18 Environmental Matters.

     (a) Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect:

          (i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law; and under the currently effective business plan of the Companies, the Companies do not expect to incur expenditures or make operational adjustments in order to comply with applicable
     Environmental Laws during the next five years;

          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such
     Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, the Companies do not expect to incur expenditures or make operational adjustments in order to renew or modify such Environmental Permits during the next five years;

          (iii) The Companies are not responsible for, and to the knowledge of
     Borrower, there has been no Release or threatened Release of Hazardous
     Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under any applicable Environmental Law;

          (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real
     Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the
     Companies, in each case, where a Company has been named as a party or threatened to be named as a party, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim against a Company; and

          (v) No person with an indemnity or contribution obligation to the
     Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

     (b) Except as set forth in Schedule 3.18:

          (i) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

          (ii) No Real Property or facility owned, operated or leased by the
     Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the
     National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability
     Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

          (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property owned by a Company or other assets of the Companies; and

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property
     Disclosure Requirements or any other applicable Environmental Law.

     SECTION 3.19 Insurance. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the
Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance
Requirements, and there exists no default under any Insurance Requirement. Each
Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

     SECTION 3.20 Security Documents.

     (a) Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security
Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the
Perfection Certificate and (ii) upon the taking of possession or control by the

Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security
Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral (other than such Security
Agreement Collateral in which a security interest cannot be perfected under the
UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

     (b) PTO Filing; Copyright Office Filing. When the Security Agreement or a
short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in
Section 3.20(d) are filed, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Security
Agreement) and Trademarks (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as
defined in such Security Agreement) registered or applied for with the United
States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Collateral Liens.

     (c) Mortgages. When executed and delivered, each Mortgage will be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to
Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of
Sections 5.11 and 5.12, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such
Mortgage.

     (d) Valid Liens. Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan
Parties' right, title and interest in and to the Collateral thereunder, and (i)
when all appropriate filings or recordings (including financing statements) are made in the appropriate offices as may be required under applicable law and (ii)
upon the taking of possession or control by the Collateral Agent of such
Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the
Collateral Agent to the extent required by any Security Document), the Lien created under such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable
Permitted Collateral Liens.

     SECTION 3.21 Acquisition Documents; Representations and Warranties in
Acquisition Agreement. Schedule 3.21 lists as of the Closing Date (i) each exhibit, schedule, annex or other attachment to the Acquisition Agreement and
(ii) each agreement, certificate, instrument, letter or other document contemplated by the Acquisition Agreement or any item referred to in clause (i)
to be entered into, executed or delivered or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date. All representations and warranties of each Company (other than the Acquired Business) set forth in the Acquisition
Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     SECTION 3.22 Anti-Terrorism Law. (a) No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of
Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including
Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001
(the "Executive Order"), and the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,
Public Law 107-56.

     (a) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury
     Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

     (b) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the
Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism
Law.

     SECTION 3.23 FDA Compliance. Each Loan Party is in compliance with all certificates, licenses, approvals, waivers, consents, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, provincial, local or foreign regulatory authorities reasonably necessary to conduct its business, including, without limitation, all those that may be required by the United States Food and Drug Administration (the "FDA"),
the Drug Enforcement Administration or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals, biologics, or biohazardous materials ("Regulatory Permits"), except for any noncompliance which could not reasonably be expected to have a Material Adverse
Effect. Each Loan Party is and at all times has been in compliance with all federal, state, local, provincial, or foreign statutes, rules, regulations, ordinances, orders, decrees, policies, directives and guidances applicable to the ownership, testing, development, manufacture, packaging, processing, recordkeeping, reporting, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate, including, without limitation, the United States Federal
Food, Drug and Cosmetic Act ("FFDCA") and implementing regulations and the
United States Controlled Substances Act ("CSA") and implementing regulations
("Regulatory Laws"), except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect. All analyses, studies, tests and preclinical and clinical trials conducted by or on behalf of each Loan Party are being and were, if completed, conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state, provincial and federal laws, rules, regulations, policies, directives and guidances, including, but not limited to, the FFDCA and its implementing regulations at 21 C.F.R. Parts 11, 50, 54, 56,
58, 312 and 314 and the CSA and its implementing regulations, except for any noncompliance which could not reasonably be expected to have a Material Adverse
Effect. Each of the Loan Parties and its Subsidiaries and to their knowledge all entities and individuals acting on their behalf have not received formal or informal notice from a Governmental Authority or clinical trial sponsor that any
Governmental Authority is considering any claim, notice, charge, complaint, action, investigation, enforcement, proceeding, hearing or other action (each an
"Enforcement Action"), to limit, revoke, suspend or modify any Regulatory
Permit, nor do they have any knowledge of any reasonable basis for such
Enforcement Action. Further, the Loan Parties have not received any notices, correspondence or other communication from the FDA or other Governmental
Authority relating to any action or inaction of such Loan Party (and not the manufacturer or sponsor of any test, study or trial) requiring the termination, suspension or material modification of any study, test or clinical or preclinical trial currently being conducted by, or on behalf of, the Loan
Parties.

     SECTION 3.24 UK Financial Assistance. Neither the execution, delivery and performance of any of the Loan Documents nor the incurrence of any obligations or liabilities (actual or contingent) thereunder by the UK Guarantor constitutes or will constitute unlawful financial assistance for the purposes of sections
151 to 158 (inclusive) of the United Kingdom Companies Act 1985 (as amended or otherwise re-enacted from time to time).

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION 4.01 Conditions to Initial Credit Extension. The obligation of each
Lender and, if applicable, each Issuing Bank to fund the initial Credit
Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

     (a) Loan Documents. All legal matters incident to this Agreement, the
Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

     (b) Corporate Documents. The Administrative Agent shall have received:

          (i) a certificate of the secretary or assistant secretary (or other authorized officer if there is no secretary or assistant secretary) of each
     Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified with respect to each Domestic Subsidiary as of a recent date by the Secretary of State of the state of its organization or in any other case, by an authorized officer of such Loan Party, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the
     Board of Directors of such Loan Party (and a unanimous written shareholders' resolution for the UK Guarantor) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

          (ii) a certificate as to the good standing of the Borrower and each
     Domestic Subsidiary, if any (in so-called "long-form" if available) as of a recent date, from such Secretary of State (or other applicable Governmental
     Authority); and

          (iii) such other documents regarding the corporate, limited liability company or other company status of any Loan Party as the Lenders, the
     Issuing Bank or the Administrative Agent may reasonably request.

     (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Borrower (as to which there shall be no personal, as opposed to entity, liability), confirming compliance with the conditions precedent set forth in this Section 4.01 and Section 4.02(d)(ii).

     (d) Financings and Other Transactions, etc.

          (i) The Acquisition shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the
     Acquisition Agreement, without the waiver or amendment of any such terms not approved by the Administrative Agent and the Arranger other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.

          (ii) The Refinancing shall have been consummated in full to the satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the
     Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

          (iii) The Required Lenders shall be reasonably satisfied that the incurrence of Indebtedness permitted under Section 6.04(f)(iii) and the incurrence of such Indebtedness by the Foreign Subsidiaries under the
     Foreign Intercompany Notes in connection with the Restructuring as contemplated by Schedule 1.01(b) shall provide a structure, immediately following execution of such Foreign Intercompany Notes, by which Borrower is projected to have sufficient cash, together with other cash available to it (such funds, collectively, the "Available Funds"), to enable Borrower to make payments of regularly scheduled principal, interest and fees (other than principal repayment upon maturity) on the Loan required hereunder, assuming (i) that the Foreign Subsidiaries make all payments under and as required by such Foreign Intercompany Notes as and when due, (ii) that the financial performance of Borrower and its Subsidiaries for the period of fiscal year 2006 through and including fiscal year 2013 is materially consistent with the forecasts referred to in Section 3.04(d), which reflect all material U.S. and non-U.S. taxes, including but not limited to those relating to the Restructuring and issuance of the Foreign Intercompany
     Notes, (iii) that the representations and warranties made by Borrower pursuant to Section 3.04(d) are true and correct in all material respects,
     (iv) that Borrower pays its Indebtedness and other obligations promptly and in accordance with their terms and pays and discharges promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, services, materials and supplies or otherwise in each case in accordance with the terms and obligations of this Agreement, including Section 5.05(a), and (v) that Borrower shall not use such
     Available Funds for any other purpose.

     (e) Financial Statements; Pro Forma Balance Sheet; Projections. The Lenders
shall have received the financial statements described in Section 3.04.

     (f) Indebtedness and Minority Interests. After giving effect to the
Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Indebtedness listed on Schedule
6.01(b) and (iii) Indebtedness owed to Borrower or any Guarantor.

     (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing
Bank, favorable written opinions of Keating Muething & Klekamp PLL and Helms
Mulliss Wicker, each special counsel for the Loan Parties (A) dated the Closing
Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C)
covering the matters set forth in Exhibit L and such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

     (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate (as to which there shall be no personal, as opposed to entity, liability) in the form of Exhibit M, dated the Closing Date and signed by the chief financial officer of Borrower.

     (i) Requirements of Law. No provision of any applicable law shall prohibit the consummation of the closing of the Transactions contemplated hereby. The
Lenders shall be satisfied that Borrower, its Subsidiaries and the Transactions shall be in compliance, in all material respects, with all material Requirements of Law, including Regulations T, U and X of the Board, the HSR Act or any
non-United States Antitrust Law, and shall have received satisfactory evidence of such compliance reasonably requested by them. Any applicable waiting period under the HSR Act or any non-United States Antitrust Law relating to the transactions contemplated under the Acquisition Agreement shall have expired or been terminated.

     (j) Consents. The Lenders shall be satisfied that all necessary consents, waivers and notices set forth on Schedule 10.01(c) of the Acquisition Agreement shall have been obtained and/or given and shall be in effect, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

     (k) [intentionally omitted]

     (l) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

     (m) Fees. The Arranger and Administrative Agent shall have received all
Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of
Latham & Watkins LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

     (n) Personal Property Requirements. The Collateral Agent shall have received:

          (i) all certificates or instruments representing the Securities
     Collateral accompanied by instruments of transfer and stock powers or similar instruments under local law undated and endorsed in blank;

          (ii) except with respect to any Excluded Intercompany Note, the
     Intercompany Note executed by and among Borrower and each of its
     Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;

          (iii) all other certificates, agreements, including Control
     Agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit
     Accounts and all Investment Property of each Loan Party (other than the UK
     Guarantor) (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

          (iv) UCC financing statements in appropriate form for filing under the
     UCC, filings with the United States Patent and Trademark Office and United
     States Copyright Office and such other documents under applicable
     Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that
     Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

          (v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent); and

          (vi) evidence reasonably acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the
     Security Documents.

     (o) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York"
lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

     (p) USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the United
States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) including the information described in Section 10.13.

     (q) No Default; Representations and Warranties. After giving effect to each
Credit Extension occurring on the Closing Date and the other transactions contemplated hereby to occur on or prior to the Closing Date (a) no Default or
Event of Default shall have occurred and be continuing and (b) all representations and warranties made on the Closing Date by any Loan Party contained herein or in the other Loans Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) as of the Closing Date (except where such representations and warranties expressly relate to an earlier date); provided, that with respect to the initial Credit Extension hereunder, with respect to the representations and warranties made by the Acquired Business (x) any breach of any such representations and warranties shall not constitute a failure to satisfy the condition set forth is this clause (q) unless (A) such breach also constitutes a breach of a representation or warranty in the Acquisition
Agreement that is material to the interests of the Lenders and would result in
Borrower having a right to terminate its obligations thereunder or (b) such breach is a breach of any of the representations and warranties set forth in
Sections 3.01, 3.02, 3.10 and 3.11 and (y) any Default or Event of Default
resulting from any breach of any representation or warranty made by any Loan
Party pursuant to any Loan Document, other than (X) to the extent such breach is material to the interests of the Lenders and also constitutes a breach of a representation and warranty in the Acquisition Agreement that would result in
Borrower having a right to terminate its obligations thereunder or (Y) any breach of the representations and warranties set forth in Sections 3.01, 3.02,
3.10 and 3.11, shall in each case not constitute a Default or Event of Default for purposes of this clause (q).

     (r) No Material Adverse Change. Since April 1, 2006, no event, occurrence or development shall have occurred which has had or could reasonably be expected to have a Material Adverse Change.

     SECTION 4.02 Conditions to All Credit Extensions. The obligation of each
Lender and each Issuing Bank to make any Credit Extension (including, in the case of clauses (a) and (d) below only, the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

     (a) Notice. The Administrative Agent shall have received a Borrowing
Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing
Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the
Swingline Lender and the Administrative Agent shall have received a Borrowing
Request as required by Section 2.17(b).

     (b) No Default. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

     (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or
"Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (d) No Legal Bar. (i) No order, judgment or decree of any Governmental
Authority shall purport to restrain any Lender from making any Loans to be made by it and (ii) no injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this
Agreement or the making of Loans hereunder.

     Each of the delivery of a Borrowing Request or an LC Request and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Section 4.01(q) and Section 4.02(d)(ii) (in the case of the initial Credit Extension) have been satisfied and the conditions contained in Sections 4.02(b), (c) and (d)(ii) (in the case of all other Credit
Extensions) have been satisfied. Borrower shall provide such information
(including calculations in reasonable detail of the covenants in Section 6.10)
as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.01(q) and Section 4.02(d)(ii) or Sections 4.02(b), (c)
and (d)(ii), as applicable, have been satisfied.

     Notwithstanding the foregoing, the failure to have any Guarantor execute this Agreement or the failure to satisfy Section 4.01(n), in each case, after the exercise of commercially reasonable efforts by Borrower, shall not constitute a failure to satisfy the conditions set forth in Section 4.01 or 4.02 or constitute a Default hereunder.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required
Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

     SECTION 5.01 Financial Statements, Reports, etc. Furnish to the
Administrative Agent (for distribution to each Lender):

     (a) Annual Reports. As soon as available and in any event within 90 days
(or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing satisfactory to the Administrative
Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, and (ii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative
Agent (provided, any such report in compliance with the requirements of Form
10-K under the Exchange Act shall be satisfactory to the Administrative Agent), of the financial condition and results of operations of Borrower for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts
(it being understood that the information required by this Section 5.01(a) may be furnished in the form of a Form 10-K);

     (b) Quarterly Reports. As soon as available and in any event within 45 days
(or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2006,
(i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer (as to which there shall be no personal, as opposed to entity, liability) stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, and (ii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent (provided, any such report in compliance with the requirements of Form 10-Q under the Exchange Act shall be satisfactory to the Administrative Agent), of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the information required by this Section 5.01(b) may be furnished in the form of a Form 10-Q);

     (c) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A)
certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) beginning with the fiscal quarter ending December 31, 2006, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 and, concurrently with any delivery of financial statements under Section 5.01(a) above, setting forth
Borrower's calculation of Excess Cash Flow and (C) showing a reconciliation of
Consolidated EBITDA to the net income set forth on the statement of income; and
(ii) concurrently with any delivery of financial statements under Section
5.01(a) above, beginning with the fiscal year ending December 31, 2006, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of
Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default insofar as it relates to financial or accounting matters has occurred or, if in the opinion of such accounting firm such a
Default has occurred, specifying the nature and extent thereof;

     (d) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a
Financial Officer setting forth the information required pursuant to the
Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest
Perfection Certificate Supplement;

     (e) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any
Governmental Authority succeeding to any or all of the functions of said
Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such
Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

     (f) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

     (g) Budgets. Within the earlier of 60 days after the beginning of each fiscal year and two Business Days of approval by the Board of Directors of
Borrower, a budget for Borrower in form reasonably satisfactory to the
Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for such fiscal year, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower (as to which there shall be no personal, as opposed to entity, liability) to the effect that the budget of Borrower is a reasonable estimate for the periods covered thereby and, promptly when available, any significant revisions of such budget;

     (h) Organizational Documents. Promptly provide copies of any Organizational
Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

     (i) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any
Company, or compliance with the terms of any Loan Document, as the
Administrative Agent or any Lender may reasonably request.

     SECTION 5.02 Litigation and Other Notices. Furnish to the Administrative
Agent and each Lender written notice of the following promptly (and, in any event, within five Business Days of the occurrence thereof):

     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

     (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

     (d) the occurrence of a Casualty Event involving any damage expected to result in costs and expenses in excess of $500,000; and

     (e) (i) the incurrence of any material Lien (other than Permitted
Collateral Liens) on, or claim asserted against any of the Collateral or (ii)
the occurrence of any other event which could materially affect the value of the
Collateral.

     SECTION 5.03 Existence; Businesses and Properties.

     (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any
Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property)
and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect; pay and perform its obligations under all Leases and Transaction
Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear and obsolescence occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section

6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

     SECTION 5.04 Insurance.

     (a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i)
physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, and (v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law (such policies to be in such form and amounts and having such coverage as may be customary with companies in the same or similar business); provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable
Company shall agree to the adjustment of any claim involving a payment of more than $2.5 million thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

     (b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the
Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

     (c) Notice to Agents. Notify the Administrative Agent and the Collateral
Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 5.04 is taken out by any Company; and promptly deliver to the
Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

     (d) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in an amount not less than the fair market value of the improvements on such Mortgaged Property, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any
Flood Insurance Rate Map published by the Federal Emergency Management Agency
(or any successor agency), and otherwise comply with the National Flood
Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

     (e) Broker's Report. Deliver to the Administrative Agent and the Collateral
Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the
Administrative Agent or the Collateral Agent may from time to time reasonably request.

     (f) Mortgaged Properties. No Loan Party that is an owner of Mortgaged
Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises;
provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section
5.04 or (ii) cause the Insurance Policy containing any such Insurance
Requirement to be replaced by a new policy complying with the provisions of this
Section 5.04.

     SECTION 5.05 Obligations and Taxes.

     (a) Payment of Obligations. Pay its Indebtedness and other obligations promptly and in accordance with their terms, cause its Foreign Subsidiaries to make payments on Indebtedness permitted under Section 6.04(f)(iii) in a manner and in an amount to ensure that Borrower has sufficient cash to make payments on the Loans required hereunder and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such
Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of
Collateral, the applicable Company shall have otherwise complied with the
Contested Collateral Lien Conditions and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect. (b) Filing of
Returns. Except as otherwise provided herein, timely and correctly file all material Tax Returns required to be filed by it and withhold, collect and remit all Taxes that it is required to collect, withhold or remit.

     (c) Tax Shelter Reporting. Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation
Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative
Agent thereof.

     SECTION 5.06 Employee Benefits. (a) With respect to each Plan, comply in all material respects with the applicable provisions of ERISA and the Code and
(b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any
ERISA Affiliates of any Company knows or has reason to know that, any ERISA
Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their
ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500
Series) filed by any Company or any ERISA Affiliate with the Internal Revenue
Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA
Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

     SECTION 5.07 Maintaining Records; Access to Properties and Inspections;
Annual Meetings.

     (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any Foreign Subsidiary, such other accounting system or standard as is customarily employed in the jurisdiction of such Foreign Subsidiary) and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each
Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company (so long as such Lender's representatives coordinate through the
Administrative Agent and all such representatives of the Administrative Agent and each Lender conduct such visit and inspection at the same time) at reasonable times and on reasonable prior notice (not more often than once per year so long as no Event of Default has occurred and is continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor, including independent accountants
(so long as such Lender's representatives coordinate through the Administrative
Agent and all such representatives of the Administrative Agent and each Lender conduct such discussion at the same time).

     (b) Within 150 days after the end of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location, venue and time or, at the option of the
Administrative Agent, by conference call, the costs of such venue or call (but not any travel, lodging or meal expenses incurred by the Administrative Agent or any Lender) to be paid by Borrower) with all Lenders who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

     SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

     SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.

     (a) Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental
Permits applicable to its operations and Real Property; and conduct all
Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

     (b) If a Default caused by reason of a breach of Section 3.18 or Section
5.09(a) shall have occurred and be continuing for more than 20 days without the
Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative
Agent or the Required Lenders through the Administrative Agent, provide to the
Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or
Response to address them.

     SECTION 5.10 Interest Rate Protection. No later than the 120th day after the Closing Date, Borrower shall enter into, and for a minimum of three years thereafter maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 40% of the aggregate principal amount of Borrower's Consolidated Indebtedness other than
Revolving Loans being effectively subject to a fixed or maximum interest rate.

     SECTION 5.11 Additional Collateral; Additional Guarantors.

     (a) Subject to this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the
Lien created by any of the Security Documents but is not so subject, promptly
(and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the
Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than
Permitted Collateral Liens, and (ii) take all actions necessary to cause such
Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the
Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative
Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

     (b) Subject to the provisions of the Security Agreement with respect to
Material Foreign Subsidiaries (as defined in the Security Agreement), with respect to any person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 30 days after such person becomes a
Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity
Interests, and all intercompany notes owing from such Subsidiary to any Loan
Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary
(A) to execute a Joinder Agreement or such comparable documentation to become a
Subsidiary Guarantor and a joinder agreement to the applicable Security
Agreement, substantially in the form annexed thereto or, in the case of a
Foreign Subsidiary, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the
Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this
Section 5.11(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Closing Date and the Intercompany Notes referred to in clause (i) of this Section 5.11(b) shall not include any Excluded
Intercompany Notes and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.11(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in
United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to
Section 951 (or a successor provision) of the Code (assuming such Subsidiary had positive income and earnings and profits at all applicable times); provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Code)
directly held by any Subsidiary Guarantor representing not more than 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B)
100% of the Equity Interests not constituting Voting Stock of any Subsidiary directly held by any Subsidiary Guarantor, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation
Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this
Section 5.11(b).

     (c) Promptly grant to the Collateral Agent, within 30 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real
Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $500,000, and (ii) unless the Collateral
Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $500,000, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02).
Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the
Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the
Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral
Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan
Party shall otherwise take such actions and execute and/or deliver to the
Collateral Agent such documents as the Administrative Agent or the Collateral
Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired
Real Property (including a Title Policy, a Survey, a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the
Collateral Agent) in respect of such Mortgage, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policies, evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all
Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any, and to the extent any of the foregoing affect any Mortgaged Property, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such
Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent, and a completed Federal Emergency Management
Agency Standard Flood Hazard Determination with respect to each Mortgaged
Property).

     SECTION 5.12 Security Interests; Further Assurances. Promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at
Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the
Security Documents or otherwise deemed by the Administrative Agent or the
Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted hereunder or by the applicable Security
Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative
Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the
Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security
Documents. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the
Collateral Agent may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal
Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

     SECTION 5.13 Information Regarding Collateral. Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or
organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the
Collateral Agent and the Administrative Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the
Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the
Collateral, if applicable. Each Loan Party agrees to promptly provide the
Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a
Mortgaged Property or a leased property subject to a Landlord Access Agreement.

     SECTION 5.14 Affirmative Covenants with Respect to Leases. With respect to each Lease pursuant to which any Loan Party is named as lessor or landlord, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant's obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.

     SECTION 5.15 FDA Compliance. Each Loan Party shall and shall cause its employees and entities acting on its behalf to (a) maintain all material
Regulatory Permits in material compliance with all Regulatory Laws and shall conduct all studies, tests and preclinical and clinical trials in compliance with all applicable protocols, procedures and controls pursuant to professional and scientific standards and Requirements of Law; (b) notify the Administrative
Agent promptly after such Loan Party or any of its Subsidiaries becomes aware of any violation of Requirements of Law, Regulatory Permits, or study protocols, procedures or controls which could reasonably be expected to cause a Material
Adverse Effect; and (c) promptly forward to the Administrative Agent a copy of any formal or informal notice or other information from a Governmental Authority or clinical trial sponsor that any Governmental Authority is considering an
Enforcement Action to limit, revoke, suspend or modify any Regulatory Permit or to terminate, suspend, or materially modify any study, test, or clinical or pre-clinical trials currently being conducted by, or on behalf of a Loan Party
(including, without limitation, providing copies to the Administrative Agent of all FDA Form 483 inspection reports where a potential non-compliance or risk has been identified, and FDA warning letters and untitled letters received by such
Loan Party).

     SECTION 5.16 UK Financial Assistance. The UK Guarantor shall (and Borrower shall ensure that the UK Guarantor shall) comply in all respects with sections
151 to 158 (inclusive) of the United Kingdom Companies Act 1985 (as amended or otherwise re-enacted from time to time) including in relation to the execution of the Security Documents and payment of amounts due under this Agreement if the execution of the Security Documents or payment of such amounts would contravene section 151 of such Act or any equivalent legislation, except for non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

     SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

     (a) Indebtedness incurred under this Agreement and the other Loan
Documents;

     (b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule
6.01(b) and (ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the

Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

     (c) Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on
Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii)
the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging
Obligations relate;

     (d) Indebtedness permitted by Section 6.04(f);

     (e) (i) Indebtedness in respect of Purchase Money Obligations and Capital
Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding and (ii) Attributable
Indebtedness in an aggregate amount not to exceed $20.0 million (or the equivalent in any foreign currency) at any time outstanding;

     (f) (i) Indebtedness incurred by Foreign Subsidiaries in connection with the Overdraft Facility; provided that the total of all such Indebtedness shall not exceed an aggregate principal amount of $5.0 million or the equivalent amount of any foreign currency, (ii) Indebtedness incurred by Foreign
Subsidiaries under the Foreign Intercompany Notes or other intercompany
Indebtedness to the extent contemplated by Section 6.04(f), and (iii) other
Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $7.5 million at any time outstanding;

     (g) Indebtedness in respect of bid, performance or surety bonds, workers'
compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers' compensation claims, self-insurance obligations and bankers acceptances or issued in lieu of security deposits relating to Leases (in each case other than for an obligation for money borrowed);

     (h) Contingent Obligations of any Loan Party or any other Subsidiary in respect of Indebtedness otherwise permitted under this Section 6.01 or Leases permitted by Section 6.17 or with respect to Indebtedness and other obligations of Affiliates that are not Subsidiaries in an aggregate amount not to exceed
$1.0 million at any time outstanding;

     (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

     (j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

     (k) Indebtedness assumed in connection with any Permitted Acquisition so long as such Indebtedness (i) was not created in anticipation of such Permitted
Acquisition, (ii) is either unsecured or secured solely by the assets and property acquired or owned by the entity or entities acquired and (iii) does not exceed $10.0 million at any time outstanding in connection with all such
Permitted Acquisitions; and

     (l) unsecured Indebtedness of any Company in an aggregate amount not to exceed $10.0 million at any time outstanding and additional unsecured
Indebtedness of the Loan Parties (including in connection with a Convertible
Debt Issuance) so long as the Net Cash Proceeds of such Indebtedness are applied in accordance with Section 2.10(d).

     SECTION 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof or file or authorize any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental
Authority, except the following (collectively, the "Permitted Liens"):

     (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings or appeal or similar bonds posted in connection therewith) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

     (b) Liens in respect of property of any Company imposed by Requirements of
Law, which were incurred in the ordinary course of business and do not secure
Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics'
Liens and other similar Liens arising in the ordinary course of business, and
(i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole,
(ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings or appeal or similar bonds posted in connection therewith) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

     (c) any Lien in existence on the Closing Date and set forth on Schedule
6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section
6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such
Lien, an "Existing Lien");

     (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real
Property, in each case whether now or hereafter in existence, not (i) securing
Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

     (e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested
Collateral Lien Conditions;

     (f) Liens (other than any Lien imposed by ERISA) (x) imposed by
Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x),
(y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such
Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such
Liens shall in no event encumber any property other than cash and Cash
Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien
Conditions and (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (f) shall not exceed $1,000,000 in the aggregate;

     (g) Leases of the properties of any Company, in each case entered into in the ordinary course of such Company's business so long as the applicable Company uses commercially reasonable efforts to subordinate such Leases in all respects to the Liens granted and evidenced by the Security Documents and such Leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) to the extent any Company intends to use such property, materially impair the use (for its intended purposes) or the value of the property subject thereto;

     (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such
Company;

     (i) Liens securing Indebtedness incurred pursuant to Section 6.01(e);
provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

     (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

     (k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof);
provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

     (l) Liens granted pursuant to the Security Documents to secure the Secured
Obligations;

     (m) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

     (n) any interest or title of a lessor or owner and/or the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

     (o) Liens securing Indebtedness incurred pursuant to Section 6.01(f)(ii) or
(iii); provided that such Liens do not extend to, or encumber, property which constitutes Collateral;

     (p) Liens securing Indebtedness permitted by Section 6.01(k);

     (q) Liens securing Indebtedness permitted by Section 6.01(h) to the extent such Lien would be permitted if the Loan Party or other Subsidiary liable for such Contingent Obligation was the primary obligor;

     (r) Liens on property pledged to secure Indebtedness permitted under
Section 6.01(g);

     (s) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; and

     (t) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $5.0 million for all
Companies at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security
Documents;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents.

     SECTION 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction") unless
(i) the sale of such property is permitted by Section 6.06, (ii) the
Attributable Indebtedness relating to such property is permitted by Section
6.01(e) and (iii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

     SECTION 6.04 Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract other than, in any case, investments in Cash Equivalents in the ordinary course of business
(all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

     (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents and consummate the Restructuring on or after the Closing Date;

     (b) Investments outstanding on the Closing Date and identified on Schedule
6.04(b);

     (c) the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

     (d) Hedging Obligations incurred pursuant to Section 6.01(c);

     (e) loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes and to purchase Equity
Interests of Borrower, in aggregate amount not to exceed $1.0 million at any time outstanding; provided that no loans in violation of Section 402 of the
Sarbanes-Oxley Act shall be permitted hereunder;

     (f) Investments (i) by any Company in Borrower or any Subsidiary Guarantor
or any person that will become a Subsidiary Guarantor pursuant to the terms hereof at the time of making such Investment, (ii) by a Subsidiary that is not a
Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor,
(iii) by any Company in any Foreign Subsidiary that are evidenced by the Foreign
Intercompany Notes and (iv) by any Loan Party in any Foreign Subsidiary in
aggregate amount not to exceed $15.0 million for all Loan Parties at any time outstanding; provided that any Investment in the form of a loan or advance to a
Loan Party shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party to any other Loan Party, pledged by such Loan
Party as Collateral pursuant to the Security Documents;

     (g) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

     (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with
Section 6.06;

     (i) Investments made in compliance with Section 6.07;

     (j) subject to the terms of this Agreement, the creation of any Subsidiary;

     (k) Investments in Affiliates which do not constitute Subsidiaries as in effect on the Closing Date and additional Investments in such Affiliates which do not constitute Subsidiaries in an aggregate amount not to exceed $10.0 million at any time outstanding; and

     (l) other Investments in an aggregate amount not to exceed $10.0 million at any time outstanding.

     If, as a result of the Restructuring, any Investment is made that results in Collateral being transferred to a Subsidiary that is not a Loan Party, such
Collateral shall be transferred free and clear of the Liens created by the
Security Documents, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.04, the Agents shall take all actions they deem appropriate and all actions reasonably required by Borrower, and solely at Borrower's expense, in order to effect the foregoing.

     SECTION 6.05 Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

     (a) the Transactions as contemplated by the Transaction Documents and the
Restructuring;

     (b) Asset Sales in compliance with Section 6.06;

     (c) acquisitions in compliance with Section 6.07;

     (d) any Company may merge or consolidate with or into Borrower or any
Subsidiary Guarantor (as long as Borrower is the surviving person in the case of any merger or consolidation involving Borrower and a Subsidiary Guarantor is the surviving person and remains a Wholly Owned Subsidiary of Borrower in any other case); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;

     (e) any Subsidiary which is not a Subsidiary Guarantor may merge with any other Subsidiary which is not a Subsidiary Guarantor; and

     (f) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

     To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral
(unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have provided the
Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Agents shall take all actions they deem appropriate and all actions reasonably required by
Borrower, and solely at Borrower's expense, in order to effect the foregoing.

     SECTION 6.06 Asset Sales. Effect any Asset Sale, or agree to effect any
Asset Sale, except that the following shall be permitted:

     (a) disposition of used, worn out, obsolete or surplus property by any
Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of
Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

     (b) Asset Sales; provided that (i) the aggregate consideration received in respect of all Asset Sales in connection with Sale and Leaseback Transactions shall not exceed $20.0 million over the term of this Agreement, (ii) the aggregate consideration received in respect of all other Asset Sales pursuant to this clause (b) shall not exceed $7.5 million in any four consecutive fiscal quarters of Borrower and (iii) the Net Cash Proceeds of such Asset Sales are applied in accordance with Section 2.10(c);

     (c) Leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

     (d) the Transactions as contemplated by the Transaction Documents and the
Restructuring;

     (e) mergers and consolidations in compliance with Section 6.05;

     (f) Investments in compliance with Section 6.04; and

     (g) involuntary sales resulting from an exercise of a put or call option pursuant to any joint venture agreement entered into after the Closing Date and otherwise permitted under this Agreement.

     To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral
(unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have provided the
Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Agents shall take all actions they deem appropriate and all actions reasonably requested by
Borrower, and solely at Borrower's expense, in order to effect the foregoing.

     SECTION 6.07 Acquisitions. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

     (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(c);

     (b) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

     (c) Investments in compliance with Section 6.04;

     (d) Leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

     (e) the Transactions as contemplated by the Transaction Documents and the
Restructuring;

     (f) Permitted Acquisitions; and

     (g) mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
Section 5.12, as applicable.

     SECTION 6.08 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

     (a) Dividends by any Company to Borrower or any Wholly Owned Subsidiary of
Borrower and any Dividends contemplated by the Restructuring; and

     (b) the repurchase or redemption of Qualified Capital Stock of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates)
of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $2.0 million.

     SECTION 6.09 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors or between or among Subsidiaries which are not Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

     (a) Dividends permitted by Section 6.08;

     (b) Investments permitted by Sections 6.04(e) and (f);

     (c) reasonable and customary director, officer and employee compensation
(including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, which, in the case of any executive officer, are approved or authorized to be established by the Board of Directors of Borrower;

     (d) transactions with respect to work performed by or on behalf of customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

     (e) the existence of, and the performance by any Loan Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement
(including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed to the Lenders as in effect on the Closing Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing
Date shall only be permitted by this Section 6.09(e) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing
Date;

     (f) sales of Qualified Capital Stock of Borrower to Affiliates of Borrower
not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

     (g) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Borrower; and

     (h) the Transactions as contemplated by the Transaction Documents and the
Restructuring.

     SECTION 6.10 Financial Covenants.

     (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, at any
date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

              Test Period                               Leverage Ratio
 -----------------------------------------------       ----------------

 October 1, 2006      -        December 31, 2006        3.90 to 1.0
 January 1, 2007      -        March 31, 2007           3.90 to 1.0
 April 1, 2007        -        June 30, 2007            3.90 to 1.0
 July 1, 2007         -        September 30, 200        3.15 to 1.0
 October 1, 2007      -        December 31, 2007        3.15 to 1.0
 January 1, 2008      -        March 31, 2008           3.00 to 1.0
 April 1, 2008        -        June 30, 2008            3.00 to 1.0
 July 1, 2008         -        September 30, 200        2.50 to 1.0
 October 1, 2008      -        December 31, 2008        2.25 to 1.0
 January 1, 2009      -        March 31, 2009           2.25 to 1.0
 April 1, 2009        -        June 30, 2009            2.25 to 1.0
 July 1, 2009         -        September 30, 200        2.00 to 1.0
 October 1, 2009      -        December 31, 2009        2.00 to 1.0
 January 1, 2010      -        March 31, 2010           1.75 to 1.0
 April 1, 2010        -        June 30, 2010            1.75 to 1.0
 July 1, 2010         -        September 30, 201        1.60 to 1.0
 October 1, 2010      -        December 31, 2010        1.60 to 1.0
 January 1, 2011 and thereafter                         1.60 to 1.0

     (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest
Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

                                                              Interest
             Test Period                                   Coverage Ratio
----------------------------------------------------       --------------

October 1, 2006      -        December 31, 2006             3.00 to 1.0
January 1, 2007      -        March 31, 2007                3.00 to 1.0
April 1, 2007        -        June 30, 2007                 3.00 to 1.0
July 1, 2007         -        September 30, 2007            3.40 to 1.0
October 1, 2007      -        December 31, 2007             3.40 to 1.0
January 1, 2008      -        March 31, 2008                3.40 to 1.0
April 1, 2008        -        June 30, 2008                 3.40 to 1.0
July 1, 2008         -        September 30, 2008            3.75 to 1.0
October 1, 2008      -        December 31, 2008             4.00 to 1.0
January 1, 2009      -        March 31, 2009                4.00 to 1.0
April 1, 2009        -        June 30, 2009                 4.00 to 1.0
July 1, 2009         -        September 30, 2009            4.25 to 1.0
October 1, 2009      -        December 31, 2009             4.25 to 1.0
January 1, 2010      -        March 31, 2010                4.75 to 1.0
April 1, 2010        -        June 30, 2010                 4.75 to 1.0
July 1, 2010         -        September 30, 2010            5.00 to 1.0
October 1, 2010      -        December 31, 2010             5.00 to 1.0
January 1, 2011 and thereafter                              5.00 to 1.0

     (c) Limitation on Capital Expenditures. Permit the aggregate amount of
Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

             Period                                   Amount (in millions)
--------------------------------------------------    --------------------
Closing Date         -        December 31, 2006              $13.0
January 1, 2007      -        December 31, 2007              $15.0
January 1, 2008      -        December 31, 2008              $17.0
January 1, 2009      -        December 31, 2009              $18.0
January 1, 2010      -        December 31, 2010              $20.0
January 1, 2011      -        December 31, 2011              $22.0
January 1, 2012 and thereafter                               $25.0

provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(c) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.10(c) for the immediately succeeding (but not any other)
fiscal year, and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover).

     SECTION 6.11 Prepayments of Other Indebtedness; Modifications of
Organizational Documents and Other Documents, etc. Directly or indirectly:

     (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness, except as otherwise permitted by this Agreement;

     (b) amend or modify, or permit the amendment or modification of, any provision of any Acquisition Document in any manner that is adverse in any material respect to the interests of the Lenders; or

     (c) other than in connection with the transactions contemplated by the
Transaction Documents or the Restructuring, terminate, amend or modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Securities
(as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders'
agreement), or enter into any new agreement with respect to its Equity
Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the
Lenders; provided that Borrower may (i) issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this
Agreement, and may amend or modify its Organizational Documents to authorize any such Equity Interests and (ii) amend or extend the Shareholders Rights Agreement dated August 13, 1999 between Borrower and Fifth Third Bank, as Rights Agent, or enter into any other document, agreement or instrument with a similar purpose or effect as such Shareholders Rights Agreement, so long as such amendment or extension does not materially change the terms of such Shareholders Rights
Agreement or, if such amendment or extension involves a material change in such terms, such amendment or extension would not be materially disadvantageous to
Lenders.

     SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries. Directly
or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to
Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this
Agreement and the other Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a
Subsidiary; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (v) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (viii) without affecting the Loan Parties' obligations under Section 5.11, customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; (ix) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (x) any instrument governing
Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xi) in the case of any joint venture which is not a Loan
Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity
Interests of or property held in the subject joint venture or other entity; or
(xii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (vii) or (x) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

     SECTION 6.13 Limitation on Issuance of Capital Stock.

     (a) With respect to Borrower, issue any Equity Interest that is not
Qualified Capital Stock; it being understood that Borrower may issue Qualified
Capital Stock pursuant to a Convertible Debt Issuance.

     (b) With respect to any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) in connection with the
Restructuring; and (iii) Subsidiaries of Borrower formed after the Closing Date may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests. All Equity Interests issued in accordance with this
Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or any
Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

     SECTION 6.14 Business. Engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum
(including, without limitation, the Acquired Business) (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).

     SECTION 6.15 Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices, without the consent of the Required
Lenders, which consent shall not be unreasonably withheld, except changes that are required or permitted by GAAP (including any non-material changes permitted by GAAP to reconcile accounting policies and reporting practices of Borrower and its Subsidiaries and the Acquired Business) or, in the case of any Foreign
Subsidiary, any other accounting or reporting system customarily employed in such Foreign Subsidiary's jurisdiction.

     SECTION 6.16 Fiscal Year. Change its fiscal year-end to a date other than
December 31.

     SECTION 6.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $30.0 million payable in any period of 12 consecutive months.

     SECTION 6.18 No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan
Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by
Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3)
any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the
Secured Obligations; and (4) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale,
(c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a
Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (4)(d); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

     SECTION 6.19 Anti-Terrorism Law; Anti-Money Laundering.

     (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism
Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the
Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.19).

     (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.

     SECTION 6.20 Embargoed Person. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("Embargoed
Person" or "Embargoed Persons") that is identified on (1) the "List of Specially
Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50
U.S.C.ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the
Lenders would be in violation of a Requirement of Law, or (2) the Executive
Order, any related enabling legislation or any other similar Executive Orders or
(b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan
Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

                                  ARTICLE VII

                                    GUARANTEE

     SECTION 7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due
(whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of
Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code or any equivalent provision of any applicable jurisdiction) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any
Hedging Agreement entered into with a counterparty that is a Secured Party or owing to the Secured Parties by any Foregin Subsidiary under the Overdraft
Facility, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The
Guarantors hereby jointly and severally agree that if Borrower or other
Guarantor(s) or other person obligated in respect thereof shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     SECTION 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor
(except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the
     Guarantors, the time for any performance of or compliance with any of the
     Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this
     Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien or security interest granted to, or in favor of, Issuing
     Bank or any Lender or Agent as security for any of the Guaranteed
     Obligations shall fail to be perfected; or

          (v) the release of any other Guarantor pursuant to Section 7.09.

     To the extent permitted by applicable law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the
Guaranteed Obligations. To the extent permitted by applicable law, the
Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this
Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this
Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. Without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of North Carolina General Statutes
Sections 26-7 through 26-9 inclusive.

     SECTION 7.03 Reinstatement. The obligations of the Guarantors under this
Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or any other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     SECTION 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all
Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed
Obligations or any security for any of the Guaranteed Obligations. Any
Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party's Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

     SECTION 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this
Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of
Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

     SECTION 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under
New York CPLR Section 3213.

     SECTION 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

     SECTION 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     SECTION 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity
Interests or property of any Guarantor are sold or otherwise transferred (a
"Transferred Guarantor") to a person or persons, none of which is Borrower or a
Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement
(including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred
Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be automatically released, and, so long as
Borrower shall have provided the Agents such certifications or documents as any
Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

     SECTION 7.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Issuing Bank, the Swingline
Lender and the Lenders, and each Guarantor shall remain liable to the
Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for
the full amount guaranteed by such Guarantor hereunder.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01 Events of Default. Upon the occurrence and during the continuance of the following events ("Events of Default"):

     (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

     (b) default shall be made in the payment of any interest on any Loan or any
Fee or any other amount (other than an amount referred to in paragraph (a)
above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three
Business Days;

     (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (d) default shall be made in the due observance or performance by any
Company of any covenant, condition or agreement contained in Section 5.02(a),
5.03(a) or 5.08 or in Article VI;

     (e) default shall be made in the due observance or performance by any
Company of any covenant, condition or agreement contained in any Loan Document
(other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to
Borrower;

     (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than the
Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated
maturity or become subject to a mandatory offer to purchase by the obligor;
provided that, in the case of Hedging Obligations, the amount counted to determine if such Hedging Obligations constitute Material Indebtedness shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company;
and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) (A) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii)
apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding;
(v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or
(B) except as contemplated by the Restructuring, any Loan Party shall wind up or liquidate;

     (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $10.0 million shall be rendered against any
Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

     (j) one or more ERISA Events or a similar event imposing comparable liability with respect to Foreign Plans shall have occurred that when taken together with all other such ERISA Events and noncompliance with respect to
Foreign Plans that have occurred, could reasonably be expected to result in liability to any Company in excess of $500,000 or in the imposition of a Lien on any properties of a Company;

     (k) any security interest and Lien purported to be created by any Security
Document covering Collateral with a value in excess of $100,000 for any individual Collateral or $1,000,000 in the aggregate shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document with respect to Collateral with a value in excess of $100,000 for any individual Collateral or $1,000,000 in the aggregate (including a perfected first priority security interest in and Lien on the Collateral thereunder (except as otherwise expressly provided in such
Security Document and the other Loan Documents)) in favor of the Collateral
Agent, or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this
Agreement or such Security Document) security interest in or Lien on the
Collateral covered thereby;

     (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

     (m) there shall have occurred a Change in Control;

     (n) in addition to the preceding provisions of this Section 8.01 (and such provisions shall not be deemed to otherwise limit the following), in respect of the UK Guarantor: (i) the UK Guarantor stops or suspends or threatens or announces an intention to stop or suspend payment of its debts or is for the purpose of section 123(1) of the Insolvency Act 1986 of England and Wales (on
the basis that the words "proved to the satisfaction of the court" are deemed omitted from section 123(1)(e)) or any other applicable law deemed to be unable or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent or a moratorium is declared in respect of its indebtedness; (ii) a petition is presented or meeting convened or application made for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, the UK
Guarantor and such petition or application is not discharged within 60 days;
(iii) the UK Guarantor convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally; (iv) the UK Guarantor passes any resolution for its winding up; (v) a petition is presented for the winding-up of the UK Guarantor
(other than any petition which is contested on bona fide grounds and discharged not more than 60 days after filing); or (vi) any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy of the UK Guarantor;

then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the

Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan
Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other
Loan Document to the contrary notwithstanding; and in any event with respect to
Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement
Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     SECTION 8.02 Application of Proceeds. The proceeds received by the
Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the
Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this
Agreement, promptly by the Collateral Agent as follows:

     (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this
Agreement from and after the date such amount is due, owing or unpaid until paid in full;

     (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including, to the extent any Secured
Party is permitted to act, compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

     (c) Third, without duplication of amounts applied pursuant to clauses (a)
and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and
Reimbursement Obligations) and any fees, premiums and scheduled periodic payments due under Hedging Agreements and interest and fee due in respect of obligations under the Overdraft Facility constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

     (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and the Overdraft Facility and any premium thereon (including Reimbursement Obligations) and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon; and

     (e) Fifth, the balance, if any, to the person lawfully entitled thereto
(including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

     In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan
Parties shall remain liable, jointly and severally, for any deficiency.

                                   ARTICLE IX

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

     SECTION 9.01 Appointment and Authority. Each of the Lenders and the Issuing
Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing
Bank, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

     SECTION 9.02 Rights as a Lender. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other
Lender and may exercise the same as though it were not an Agent and the term
"Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any
Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

     SECTION 9.03 Exculpatory Provisions(a) . No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan
Documents. Without limiting the generality of the foregoing, no Agent:

          (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such
     Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

          (iii) shall, except as expressly set forth herein and in the other
     Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to Borrower or any of its
     Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section
10.02) or (y) in the absence of its own gross negligence or willful misconduct.
No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrower, a Lender or the Issuing Bank.

     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 9.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing
(including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may
presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     SECTION 9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan
Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related
Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     SECTION 9.06 Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the
Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify
Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2)
all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other
Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

     SECTION 9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the
Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Confidential Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each
Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this
Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     SECTION 9.08 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arranger, Syndication Agent or Co-Documentation
Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral
Agent, a Lender or the Issuing Bank hereunder.

     SECTION 9.09 Collateral Agent. Without prejudice to the foregoing, each of the Lenders hereby acknowledges that the Collateral Agent holds the Collateral of the UK Guarantor as trustee for and on behalf of the Secured Parties in accordance with the terms of the declaration of trust set out in each UK
Security Document and that the terms of its appointment, and such trust, shall be as set out (or referred to) in each such UK Security Document.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01 Notices.

     (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

          (i) if to any Loan Party, to Borrower at:

                  Kendle International Inc.
                  441 Vine Street, Suite 1200
                  Cincinnati, Ohio 45202
                  Attention:  Anthony L. Forcellini
                  Telecopier No.:  (513) 763-7762
                  Email: forcellini.tony@kendle.com

                  With a copy (which shall not constitute notice) to:

                  Keating Muething & Klekamp PLL
                  One East Fourth Street - 14th Floor
                  Cincinnati, Ohio 45202
                  Attention: John S. Fronduti
                  Telecopier No.: (513) 579-6457
                  Email: jfronduti@kmklaw.com

          (ii) if to the Administrative Agent, the Collateral Agent or Issuing
     Bank, to it at:

                   UBS AG, Stamford Branch
                   677 Washington Boulevard
                   Stamford, Connecticut  06901
                   Attention:  Christopher Gomes
                   Telecopier No.:  (203) 719-4176
                   Email: christopher.gomes@ubs.com                                  ]

          (iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire; and

          (iv) if to the Swingline Lender, to it at:

                   UBS Loan Finance LLC
                   677 Washington Boulevard
                   Stamford, Connecticut  06901
                   Attention:  Christopher Gomes
                   Telecopier No.:  (203) 719-4176
                   Email: christopher.gomes@ubs.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if given after 5:00 p.m. local time and before 9:00 a.m. local time for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

     (b) Electronic Communications. Notices and other communications to the
Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and
Internet or intranet websites) pursuant to procedures approved by the
Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the
Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.
The Administrative Agent, the Collateral Agent or Borrower may, in its
discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is sent after 5:00 p.m. local time and before 9:00 a.m. local time of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

     (d) Posting. Each Loan Party hereby agrees that it will provide to the
Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this
Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the
"Communications"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at
"christopher.gomes@ubs.com" or at such other e-mail address(es) provided to
Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the
Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

     To the extent consented to by the Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by the
Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for
purposes of the Loan Documents; provided that Borrower shall also deliver to the
Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

     Each Loan Party further agrees that Administrative Agent may make the
Communications available to the Lenders by posting the Communications on
Intralinks or a substantially similar electronic transmission system (the
"Platform"). The Platform is provided "as is" and "as available." The Agents do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the
Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative
Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.

     SECTION 10.02 Waivers; Amendment.

     (a) Generally. No failure or delay by any Agent, the Issuing Bank or any
Lender in exercising any right or power hereunder or under any other Loan
Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan
Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the
Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Required Consents. Subject to Section 10.02(c), (d) and (e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this
Agreement, pursuant to an agreement or agreements in writing entered into by
Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the

Administrative Agent, the Collateral Agent (in the case of any Security
Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

          (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any
     Lender);

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to
     Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

          (iii) (A) change the scheduled final maturity of any Loan, or any scheduled date of payment (other than a mandatory prepayment) of or the installment otherwise due on the principal amount of any Term Loan under
     Section 2.09, (B) postpone the date for payment of any Reimbursement
     Obligation or any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

          (iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

          (v) permit the assignment or delegation by Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

          (vi) release all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

          (vii) release all or a substantial portion of the Collateral from the
     Liens of the Security Documents or alter the relative priorities of the
     Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing
     Secured Obligations under the Security Documents);

          (viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the
     Lenders of Loan disbursements, including the requirements of Sections
     2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly affected thereby;

          (ix) change the order of payment provisions set forth in Section 8.02, without the written consent of each Lender;

          (x) change any provision of this Section 10.02(b) or Section 10.02(c)
     or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans consented to by the
     Required Lenders);

          (xi) change the percentage set forth in the definition of "Required
     Lenders," "Required Class Lenders," "Required Revolving Lenders" or any
     other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender
     (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of
     Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

          (xii) change the application of prepayments as among or between
     Classes under Section 2.10(h), without the written consent of the Required
     Class Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between
     Classes, of any portion of such prepayment that is still required to be made is not changed and, if additional Classes of Term Loans under this
     Agreement consented to by the Required Lenders are made, such new Term
     Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.10(h)); (xiii) change or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

          (xiv) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank;

          (xv) change or waive any provision hereof relating to Swingline Loans
     (including the definition of "Swingline Commitment"), without the written consent of the Swingline Lender; or

          (xvi) expressly change or waive any condition precedent in Section
     4.02 to any Revolving Borrowing without the written consent of the Required
     Revolving Lenders;

provided, further, that any waiver, amendment or modification prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Arranger) may not be effected without the written consent of the Arranger.

     (c) Collateral. Without the consent of any other person, the applicable
Loan Party or Parties and the Administrative Agent and/or Collateral Agent may
(in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured

Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

     (d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by
Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting
Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if
Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and
Assumption to evidence such sale and purchase and shall deliver to the
Administrative Agent any Note (if Notes have been issued in respect of such
Lender's Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and
Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

     (e) Refinanced Term Loans. In addition, notwithstanding the foregoing, this
Agreement may be amended with the written consent of the Administrative Agent,
Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans
("Refinanced Term Loans") with a replacement "B" term loan tranche hereunder which shall constitute Term Loans hereunder ("Replacement Term Loans"); provided that (a) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans, (b) the
Applicable Margin for Replacement Term Loans shall not be higher than the
Applicable Margin for Refinanced Term Loans, (c) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing
Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

     SECTION 10.03 Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and/or the Collateral Agent) in
connection with the syndication of the credit facilities provided for herein
(including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this
Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the
Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank
(including the fees, charges and disbursements of any counsel for the
Administrative Agent, the Collateral Agent or the Issuing Bank and one counsel for all other Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the
Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

     (b) Indemnification by Borrower. Borrower shall indemnify the
Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee")
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by
Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan
Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing
Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any
Indemnitee is a party thereto; provided that such indemnity shall not, as to any
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan
Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this
Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Bank, the Swingline Lender or any
Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related
Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline
Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline
Lender or Issuing Bank in connection with such capacity. The obligations of the
Lenders under this paragraph (c) are subject to the provisions of Section 2.14.
For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan
Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than 3 Business Days after demand therefor.

     SECTION 10.04 Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the
Issuing Lender, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an
Eligible Assignee in accordance with the provisions of paragraph (b) of this
Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section
(and any other attempted assignment or transfer by Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

          (i) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an
     assignment of the entire remaining amount of the assigning Lender's
     Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable
     Commitment is not then in effect, the principal outstanding balance of the
     Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2.5 million, in the case of any assignment in respect of
     Revolving Loans and/or Revolving Commitments, or $1.0 million, in the case of any assignment in respect of Term Loans and/or Term Loan Commitments, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

          (iii) the parties to each assignment shall execute and deliver to the
     Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that such fee is waived for assignments to a then existing Lender or an Affiliate of a then existing Lender), and the Eligible Assignee, if it shall not be a
     Lender, shall deliver to the Administrative Agent an Administrative
     Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section
10.04. To the extent that an assignment would, at the time of such assignment, result in increased costs pursuant to Sections 2.12, 2.13 or 2.15 from those being charged by the assigning Lender, no Loan Party shall be obligated to pay such increased costs.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Stamford,
Connecticut a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").
The entries in the Register shall be conclusive, and Borrower, the
Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the
Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, the Administrative Agent, the Issuing Bank or the Swingline
Lender sell participations to any person (other than a natural person or
Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a
"Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the
Loans owing to it); provided that (i) such Lender's obligations under this
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent and the Lenders and Issuing Bank
shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the
Participant, agree to any amendment, modification or waiver described in clause
(i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such
Participant. Subject to paragraph (e) of this Section, Borrower agrees that each
Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15
(subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b)
of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a
Lender.

     (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent after disclosure of such relevant costs.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a
Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

     (g) Electronic Execution of Assignments. The words "execution," "signed,"
"signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures
and Records Act, or any other similar state laws based on the Uniform Electronic
Transactions Act.

     SECTION 10.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the
Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the
Reimbursement Obligations, the expiration or termination of the Letters of
Credit and the Commitments or the termination of this Agreement or any provision hereof; provided that the provisions of Section 10.12 shall survive and remain in full force and effect for a period of one year after the repayment of the
Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may
be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other
Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, including, without limitation, the Fee Letter and the provisions under the heading "Syndication" and "Clear Market" in the
Commitment Letter, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such
Affiliate to or for the credit or the account of Borrower or any other Loan
Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such
Lender or the Issuing Bank, irrespective of whether or not such Lender or the
Issuing Bank shall have made any demand under this Agreement or any other Loan
Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the
Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing
Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

     (b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in
New York County and of the United States District Court of the Southern District
of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.
Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable
Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section
10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan
Document, in the manner provided for notices (other than telecopier or electronic communications) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

     SECTION 10.10 Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

     SECTION 10.11 Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12 Treatment of Certain Information; Confidentiality. Each of
the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that
Information may be disclosed (a) to its Affiliates and to its and its
Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such

Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority
(including any self-regulatory authority, such as the National Association of
Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the prior written consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the
Administrative Agent, any Lender, the Issuing Bank or any of their respective
Affiliates on a nonconfidential basis from a source other than Borrower or any other Company or any of their Affiliates or any of their respective directors, officers or agents. For purposes of this Section, "Information" means all information received from Borrower or any of its Subsidiaries relating to
Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any
Lender or the Issuing Bank on a nonconfidential basis from a source other than
Borrower or any of its Subsidiaries prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from
Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such
Information as such person would accord to its own confidential information.

     SECTION 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the
Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify
Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the
Administrative Agent.

     SECTION 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such
Loan under applicable Requirements of Law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective
Rate to the date of repayment, shall have been received by such Lender.

     SECTION 10.15 Lender Addendum. Each Lender to become a party to this
Agreement on the date hereof shall do so by delivering to the Administrative
Agent a Lender Addendum duly executed by such Lender, Borrower and the
Administrative Agent.

     SECTION 10.16 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

     (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

     (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

     (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

     (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

     (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     KENDLE INTERNATIONAL INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     KENDLE U.K. INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     ACER/EXCEL INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     AAC CONSULTING GROUP, INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     KENDLE INTERNATIONAL CPU LLC

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     KENDLE AMERICAS HOLDING INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     KENDLE AMERICAS INVESTMENT INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     KENDLE AMERICAS MANAGEMENT INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     INVERESK RESEARCH INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     CHARLES RIVER LABORATORIES CLINICAL
                                     SERVICES INC.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                     CHARLES RIVER LABORATORIES CLINICAL SERVICES
                                          INTERNATIONAL LTD.

                                     By:  __________________________________
                                          Name:
                                          Title:

                                    UBS SECURITIES LLC, as Arranger

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    UBS AG, STAMFORD BRANCH, as Issuing Bank,
                                         Administrative Agent and
                                         Collateral Agent

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    UBS LOAN FINANCE LLC, as Swingline Lender

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    JPMORGAN CHASE BANK, N.A.,
                                    as Syndication Agent

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Co-Documentation Agent

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Co-Documentation Agent

                                    By:  __________________________________
                                         Name:
                                         Title:

                                    NATIONAL CITY BANK,
                                    as Co-Documentation Agent

                                    By:  __________________________________
                                         Name:
                                         Title:

                                                                         Annex I

                                Applicable Margin

                            Revolving Loans                   Term Loans
  Total                 ------------------------       -------------------------
Leverage Ratio          Eurodollar          ABR        Eurodollar         ABR
--------------          ----------        ------       ----------       --------
Level I                    2.75%           1.75%          2.75%          1.75%
>4.0:1.0

Level II                   2.50%           1.50%          2.50%          1.50%
=4.0:1.0 but
 >3.5:1.0

Level III                  2.25%           1.25%          2.50%          1.50%
=3.5:1.0 but
>3.0:1.0

Level IV                   2.00%           1.00%          2.50%          1.50%
=3.0:1.0

     Each change in the Applicable Margin resulting from a change in the Total
Leverage Ratio shall be effective with respect to all Loans and Letters of
Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b)
and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the
Leverage Ratio shall be deemed to be in Level I (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c) for the
fiscal period ending December 31, 2006, (ii) at any time during which Borrower has failed to deliver the financial statements and certificates required by
Section 5.01(a) or (b) and Section 5.01(c), respectively, and (iii) at any time during the existence of an Event of Default.

                                                                        Annex II

                               Amortization Table

                                            Term Loan
           Date                               Amount
------------------------         -----------------------------------

       12/31/2006                                $500,000
        3/31/2007                                $500,000
        6/30/2007                                $500,000
        9/30/2007                                $500,000
       12/31/2007                                $500,000
        3/31/2008                                $500,000
        6/30/2008                                $500,000
        9/30/2008                                $500,000
       12/31/2008                                $500,000
        3/31/2009                                $500,000
        6/30/2009                                $500,000
        9/30/2009                                $500,000
       12/31/2009                                $500,000
        3/31/2010                                $500,000
        6/30/2010                                $500,000
        9/30/2010                                $500,000
       12/31/2010                                $500,000
        3/31/2011                                $500,000
        6/30/2011                                $500,000
        9/30/2011                                $500,000
       12/31/2011                                $500,000
        3/31/2012                                $500,000
        6/30/2012                                $500,000
                                          Lesser of: $188,500,000 or
 Term Loan Maturity Date         the entire unpaid principal amount
                                              of the Term Loans